Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215506

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 13, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 10, 2017)

             Shares

    % Series J Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering                  shares of our     % Series J Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our Series J Preferred Stock. This is the original issuance of our Series J Preferred Stock.

Dividends on our Series J Preferred Stock will be cumulative from the date of original issue and payable quarterly on or about the 15th day of each January, April, July and October at the rate of     % per annum of its liquidation preference, which is equivalent to $        per annum per share. The first dividend on our Series J Preferred Stock sold in this offering is payable on January 15, 2018 (in the amount of $        per share).

Generally, we may not redeem the Series J Preferred Stock until                 , 2022. On and after                 , 2022, we may, at our option, redeem the Series J Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which our Class A common stock and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) are not listed on the New York Stock Exchange, or NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series J Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent we exercise our redemption right relating to the Series J Preferred Stock, the holders of Series J Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series J Preferred Stock has no maturity date and will remain outstanding indefinitely unless repurchased or redeemed by us or converted in connection with a Change of Control by the holders of Series J Preferred Stock.

Upon the occurrence of a Change of Control, as a result of which our Class A common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on a successor exchange or quotation system, each holder of Series J Preferred Stock will have the right (subject to our right to redeem the Series J Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series J Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our Class A common stock per share of Series J Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap (as defined herein), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

No current market exists for our Series J Preferred Stock. We intend to file an application to list our Series J Preferred Stock on the NYSE under the symbol “CLNS PR J.” If this application is approved, trading of our Series J Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of our Series J Preferred Stock. Our Class A common stock is traded on the NYSE under the symbol “CLNS.” Unless the context requires otherwise, references herein to our common stock refer either to our Class A common stock or our Class A common stock, Class B common stock and performance common stock collectively, as the context requires; it does not refer solely to our Class B common stock or performance common stock.

There are restrictions on ownership of our Series J Preferred Stock intended to preserve our qualification as a real estate investment trust, or REIT. See “Description of Our Series J Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series J Preferred Stock generally do not have any voting rights.

Investing in our Series J Preferred Stock involves risks. For example, the Series J Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 7 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

	Per Share	Total
Price to public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses) (1)(2)	$	$

(1)	The aggregate expenses from the offering (excluding underwriting discounts and commissions) are estimated to be $660,000.

(2)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

We have granted the underwriters the option to purchase up to             additional shares of our Series J Preferred Stock on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares through The Depository Trust Company, or DTC, on or about September     , 2017, which is the seventh business day following the pricing of this offering.

Joint Book-Running Managers

BofA Merrill Lynch		J.P. Morgan
Morgan Stanley	RBC Capital Markets	UBS Investment Bank

Co-Managers

Barclays	Citigroup

The date of this prospectus supplement is September     , 2017.

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

Unless the context requires otherwise, references in this prospectus supplement to “Colony NorthStar,” “the Company,” “we,” “us,” “our” or “our company” are to Colony NorthStar, Inc., a Maryland corporation, and its subsidiaries, including Colony Capital Operating Company, LLC, a Delaware limited liability company, which we refer to as our “Operating Partnership.” The term “you” refers to a prospective investor.

EXPLANATORY NOTE

Colony NorthStar, Inc. was formed through a tri-party merger which closed on January 10, 2017, or the Merger, among:

•	NorthStar Asset Management Group Inc., or NSAM, a real estate focused asset management firm which commenced operations in July 2014 upon the spin-off by NorthStar Realty Finance Corp., or NRF, of its asset management business;

•	Colony Capital, Inc., or Colony Capital, an internally managed REIT with investment management capabilities, established in June 2009; and

•	NRF, a diversified REIT with investments in multiple classes of commercial real estate, established in October 2004, which was externally managed by NSAM subsequent to the spin-off.

The transaction is accounted for as a reverse acquisition, with NSAM as the legal acquirer for certain legal and regulatory matters, and Colony Capital as the accounting acquirer for purposes of financial reporting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange of 1934, as amended, or the Exchange Act. We caution investors that any forward-looking statements presented in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents are based on

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management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the market, economic and environmental conditions in the healthcare, industrial and hospitality real estate, other commercial real estate equity and debt, and investment management sectors;

•	any decrease in our net income and funds from operations as a result of the Merger, or our other acquisition activity;

•	our ability to manage and integrate following the Merger and our other acquisitions effectively and maintain consistent standards and controls and realize the anticipated benefits of the acquisitions;

•	our exposure to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired through the Merger and our other acquisitions;

•	our business and investment strategy, including the ability (i) of the businesses in which we have a significant investment to execute their business strategies and (ii) to consummate the previously announced transactions with NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc. among other parties;

•	performance of our investments and resolution execution relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•	our ability to grow our business by raising capital for the companies that we manage;

•	the impact of adverse conditions affecting a specific asset class in which we have investments;

•	the availability of attractive investment opportunities;

•	our ability to satisfy and manage our capital requirements;

•	the general volatility of the securities markets in which we participate;

•	our ability to obtain and maintain financing arrangements, including securitizations;

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•	changes in interest rates and the market value of our assets;

•	interest rate mismatches between our assets and any borrowings used to fund such assets;

•	effects of hedging instruments on our assets;

•	the impact of economic conditions on third parties on which we rely;

•	any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims;

•	adverse domestic or international economic conditions and the impact on the commercial real estate or real-estate related sectors;

•	our ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits as a result of the Merger;

•	the impact of legislative, regulatory and competitive changes (including U.S. laws impacting real estate investment trusts);

•	actions, initiatives and policies of the U.S. and non-U.S. governments and changes to U.S. or non-U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	availability of qualified personnel; and

•	our understanding of our competition.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in sections entitled “Risk Factors” of this prospectus supplement and in the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended June 30, 2017. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, this prospectus supplement and the accompanying prospectus, and in other documents that we may file from time to time in the future with the SEC.

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PROSPECTUS SUMMARY

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

Our Company

Colony NorthStar (NYSE: CLNS) is a leading global real estate and investment management firm that targets attractive risk-adjusted returns for its investors by investing primarily in real estate and real estate-related assets. Colony NorthStar has significant property holdings in the healthcare, industrial and hospitality sectors, other equity and debt investments and an embedded institutional and retail investment management business. As of June 30, 2017, we had assets under management, including both our balance sheet investments and third party managed investments, of approximately $56 billion (of which $14.2 billion relates to The Townsend Group, or Townsend, see “—Recent Developments”). We manage capital on behalf of our stockholders, as well as institutional and retail investors in private funds, non-traded and traded REITs and registered investment companies. In addition, we own NorthStar Securities, LLC, a captive broker-dealer platform that raises capital in the retail market.

We will elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ending December 31, 2017. We conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive office is located at 515 South Flower Street, 44th Floor, Los Angeles, CA 90071. Our telephone number is (310) 282-8820, and our website address is www.clns.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement.

We conduct substantially all of our activities and hold substantially all of our assets and liabilities through our Operating Partnership. As of June 30, 2017, the Company owned 94.4% of the Operating Partnership, as its sole managing member.

Recent Developments

Combination with NorthStar I and NorthStar II

On August 28, 2017, the Company announced that it and certain of its affiliates, NorthStar Real Estate Income Trust, Inc., a public, non-traded REIT, or NorthStar I, and NorthStar Real Estate Income II, Inc., a public, non-traded REIT, or NorthStar II, entered into a definitive tri-party agreement, or the Combination Agreement, under which a select portfolio of the Company’s assets and liabilities will combine with NorthStar I and NorthStar II in an all-stock combination transaction to create a leading commercial real estate credit REIT with approximately $5.5 billion in assets and $3.4 billion in equity value, or Colony NorthStar Credit, of which the Company will contribute $1.8 billion in assets and $1.2 billion in equity value. Upon the closing of the combination, Colony NorthStar and its affiliates will own approximately 37% of Colony NorthStar Credit, on a fully diluted basis, subject to certain adjustments as set forth in the Combination Agreement. Subject to customary closing conditions, the transaction is expected to close either in the fourth quarter of 2017 or the first quarter of 2018. The closing of the transaction also is conditioned upon a successful listing of the newly formed company’s common stock on a national securities exchange, which may be effected up to nine months following approval of the transaction by the NorthStar I and NorthStar II stockholders.

Sale of The Townsend Group

On September 1, 2017, the Company announced that it had agreed to sell Townsend to Aon plc for $475 million, subject to certain purchase price adjustments. The Company is the majority owner of Townsend and expects net proceeds to affiliates of the Company for the sale of its ownership interest after transaction and other expenses to be approximately $379 million. Subject to certain customary and negotiated closing conditions, the sale of Townsend is expected to close in the next six months.

Hurricane Harvey and Hurricane Irma

While property assessments are ongoing, preliminary reports indicate that the aggregate cost of damages, net of insurance reimbursements, resulting from Hurricane Harvey and Hurricane Irma is anticipated to be immaterial to the Company.

Dividend Activity

On August 3, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.27 per share of Class A and Class B common stock for the third quarter of 2017, which will be paid on October 16, 2017 to respective stockholders of record on September 30, 2017. The Board of Directors also declared a quarterly cash dividend of: (i) $0.515625 per share of 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, or Series B Preferred Stock, (ii) $0.5546875 per share of 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C Preferred Stock, (iii) $0.53125 per share of 8.50% Series D Cumulative Redeemable Perpetual Preferred Stock, or Series D Preferred Stock, and (iv) $0.546875 per share of 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, or Series E Preferred Stock, each such dividend to be paid on November 15, 2017 to the respective stockholders of record on November 10, 2017 and (x) $0.46875 per share of 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, or Series G Preferred Stock, (y) $0.4453125 per share of 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, or Series H Preferred Stock, and (z) $0.446875 per share of 7.15% Series I Cumulative Redeemable Perpetual Preferred Stock, or Series I Preferred Stock, each such dividend to be paid on October 16, 2017 to the respective stockholders of record on October 10, 2017. The Company redeemed in its entirety the outstanding Series A Cumulative Redeemable Perpetual Preferred Stock, or Series A Preferred Stock, and Series F Cumulative Redeemable Perpetual Preferred Stock, or Series F Preferred Stock, and paid all accrued cash dividends, in accordance with the terms of the redemption related to the Series A Preferred Stock and Series F Preferred Stock on June 23, 2017. The Company paid a cash dividend to stockholders of $0.1986 per share of its recently issued Series I cumulative redeemable perpetual preferred stock on July 17, 2017, for the period from the date of issuance through July 15, 2017.

The Offering

Issuer	Colony NorthStar, Inc.

Securities Offered	shares of Series J Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share. We have granted the underwriters an option to purchase up to an additional shares of Series J Preferred Stock within 30 days of the date of this prospectus supplement. We reserve the right to reopen this series and issue additional shares of Series J Preferred Stock either through public or private sales at any time.

Dividends	Holders of Series J Preferred Stock will be entitled to receive cumulative cash dividends on the Series J Preferred Stock at the rate of % per annum of the $25.00 per share liquidation preference, which is equivalent to $ per annum per share. Dividends on the Series J Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend on the Series J Preferred Stock sold in this offering will be paid on January 15, 2018 in the amount of $ per share.

No Maturity	Our Series J Preferred Stock has no maturity date and we are not required to repurchase or redeem our Series J Preferred Stock. Accordingly, our Series J Preferred Stock will remain outstanding indefinitely, unless we decide to redeem them or, under circumstances where the holders of Series J Preferred Stock have a conversion right, such holders decide to convert their shares. We are not required to set aside funds to redeem our Series J Preferred Stock.

Ranking	Our Series J Preferred Stock will rank, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up: (i) senior to our common stock and any other junior shares that we may issue in the future, if any; (ii) on parity with our outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other parity shares that we may issue in the future, if any; and (iii) junior to all of our existing and future indebtedness and any senior equity securities, if any.

Optional Redemption	Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series J Preferred Stock is not redeemable prior to , 2022. On and after , 2022, we may, at our option, redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. Any partial redemption will be selected by lot or pro rata.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), we will have the option to redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that we exercise our special optional redemption right relating to the Series J Preferred Stock, the holders of Series J Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Conversion Rights	Upon the occurrence of a Change of Control (as defined below), you will have the right (unless we have elected to exercise our special optional redemption right to redeem your Series J Preferred Stock) to convert some or all of your Series J Preferred Stock into a number of shares of our Class A common stock, par value $0.01 per share, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) (i.e., the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in this prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series J Preferred Stock, holders of any Series J Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series J Preferred Stock that have been called for redemption, and any Series J Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date. Any partial redemption will be selected by lot or pro rata.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series J Preferred Stock when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Our Series J Preferred Stock—Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or windup, holders of our Series J Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities.

Voting Rights	Holders of our Series J Preferred Stock will generally have no voting rights. However, if dividends on our Series J Preferred Stock are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series J Preferred Stock (voting separately as a class with the holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional members to serve on our Board of Directors until all such dividends have been paid and dividends for the then current quarterly period have been paid or declared and set aside for payment. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series J Preferred Stock is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the articles supplementary designating the Series J Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series J Preferred Stock.

Among other things, we may, without any vote of the holders of Series J Preferred Stock, issue additional shares of Series J Preferred Stock and we may authorize and issue additional classes or series of parity equity securities.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, and any shares of our Series J Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series J Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC, pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series J Preferred Stock. We will mail (or otherwise provide) the information to the holders of Series J Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We intend to file an application to list our Series J Preferred Stock on the NYSE under the symbol “CLNS PR J.” We expect trading of the shares of Series J Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of the initial delivery of the shares.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares of Series J Preferred Stock in full), after deducting the underwriting discount and other estimated offering expenses payable by us. We intend to use the net proceeds of this offering to redeem some or all of the shares of our Series B Preferred Stock and Series C Preferred Stock outstanding and to use any remaining net proceeds for other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Code, our charter and the Articles Supplementary setting forth the terms of the Series J Preferred Stock contain ownership and transfer restrictions relating to our stock. See “Description of Our Series J Preferred Stock—Restrictions on Ownership and Transfer” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions.

Settlement Date	The underwriters expect to deliver the shares through DTC on or about September , 2017, which is the seventh business day following the pricing of this offering.

Form	Our Series J Preferred Stock will be maintained in book-entry form registered in the name of the nominee of DTC, except in limited circumstances.

Risk Factors	Investing in our Series J Preferred Stock involves a high degree of risk and the purchasers of our Series J Preferred Stock may lose their entire investment. See “Risk Factors” on page S-8 of this prospectus supplement and page 7 of the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our Series J Preferred Stock.

RISK FACTORS

Investing in our Series J Preferred Stock will provide you with an equity ownership in our company. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of our Series J Preferred Stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other documents that we may file from time to time in the future with the SEC (which are incorporated by reference into this prospectus supplement) before deciding to invest in our Series J Preferred Stock.

Risks Relating to this Offering

Our Series J Preferred Stock has not been rated.

We have not sought to obtain a rating for our Series J Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series J Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series J Preferred Stock, which could adversely affect the market price of our Series J Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of our Series J Preferred Stock.

Our Series J Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series J Preferred Stock, and by other transactions.

Our Series J Preferred Stock is subordinate to all of our and our subsidiaries’ existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more series. As of June 30, 2017, we had 13,998,905 shares of our Series B Preferred Stock, 5,000,000 shares of our Series C Preferred Stock, 8,000,000 shares of our Series D Preferred Stock, 10,000,000 shares of our Series E Preferred Stock, 3,450,000 shares of our Series G Preferred Stock, 11,500,000 shares of our Series H Preferred Stock and 13,800,000 Series I Preferred Stock, issued and outstanding. Subject to limitations prescribed by Maryland law and our charter, the Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional preferred stock on parity with or senior to our Series J Preferred Stock would dilute the interests of the holders of our Series J Preferred Stock, and any issuance of preferred stock senior to our Series J Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series J Preferred Stock. Other than the conversion right afforded to holders of Series J Preferred Stock that may become exercisable in connection with a Change of Control described under “Description of Our Series J Preferred Stock—Conversion Rights” below, none of the provisions relating to our Series J Preferred Stock contain any terms relating to or limiting our ability to incur indebtedness or affording the holders of our Series J Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of our Series J Preferred Stock, so long as the rights of the holders of our Series J Preferred Stock are not materially and adversely affected.

We have incurred significant outstanding indebtedness that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series J Preferred Stock.

As of June 30, 2017, we had consolidated debt with total outstanding principal of $10.9 billion. We may incur additional debt for various purposes, including, without limitation, to fund future asset acquisitions or originations and operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to satisfy our obligations with respect to our Series J Preferred Stock, including paying quarterly dividends.

Our outstanding debt obligations restrict our ability to pay dividends on our Series J Preferred Stock.

We and our subsidiaries are, and may in the future become, parties to agreements and instruments, which, among other things, restrict or prevent the payment of dividends on our capital stock, including our Series J Preferred Stock. Provided certain events of default do not exist under our revolving credit facility, we are permitted to make distributions to our stockholders equal to the greater of (i) the amount necessary to maintain our status as a REIT and (ii) the amount necessary to avoid income tax and, as long as no default exists, excise tax under the Code. If an event of default exists under the documents governing our revolving credit facility, we are restricted, in certain circumstances, from making any distributions in respect of our equity securities, including dividends on our Series J Preferred Stock or distributions to our stockholders necessary to maintain our qualification as a REIT, which could cause us to lose our REIT qualification and become subject to U.S. federal income tax. Our inability to meet the various financial and operating covenants contained in our debt instruments could result in us being limited in the amount of dividends we would be permitted to pay holders of our Series J Preferred Stock.

As a holder of Series J Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series J Preferred Stock will be extremely limited. Our Class A common stock and Class B common stock are the only classes of our capital stock carrying full voting rights. Voting rights for holders of Series J Preferred Stock exist primarily with respect to the ability to appoint, together with holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other parity equity securities having similar voting rights, if any, two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not consecutive) payable on our Series J Preferred Stock are in arrears, and with respect to voting on amendments to our charter or our Series J Preferred Stock Articles Supplementary that materially and adversely affect the rights of Series J Preferred Stock holders or create additional classes or series of preferred stock that are senior to our Series J Preferred Stock. See “Description of Our Series J Preferred Stock—Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series J Preferred Stock will not have any voting rights.

You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series J Preferred Stock may not adequately compensate you, and the change of control conversion and redemption features of the Series J Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, as a result of which our Class A common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ, holders of Series J Preferred Stock will have the right to convert some or all of their Series J Preferred Stock into our Class A common stock (or equivalent value of

alternative consideration). Notwithstanding that we generally may not redeem the Series J Preferred Stock prior to                     , 2022, we have a special optional redemption right to redeem the Series J Preferred Stock in the event of a Change of Control, and holders of Series J Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of Our Series J Preferred Stock—Conversion Rights” and “Description of Our Series J Preferred Stock—Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our Class A common stock equal to the Share Cap multiplied by the number of Series J Preferred Stock converted. If the Common Stock Price (as defined in “Description of Our Series J Preferred Stock—Conversion Rights”) is less than $                 (which is approximately 50% of the per-share closing sale price of our Class A common stock on September                 , 2017), subject to adjustment, each holder will receive a maximum of                  shares of our Class A common stock per share of Series J Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series J Preferred Stock. In addition, those features of the Series J Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series J Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series J Preferred Stock and listing on the NYSE does not guarantee a market for the Series J Preferred Stock.

Our Series J Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list our Series J Preferred Stock on the NYSE under the symbol “CLNS PR J,” but there can be no assurance that the NYSE will approve the Series J Preferred Stock for listing. Even if the Series J Preferred Stock were to be listed, an active trading market on the NYSE for our Series J Preferred Stock may not develop or, if it does develop, may not last, in which case the trading price of our Series J Preferred Stock could be adversely affected. If an active trading market does develop on the NYSE, our Series J Preferred Stock may trade at prices lower than the initial offering price. In addition, we have been advised by the underwriters that they intend to make a market in our Series J Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series J Preferred Stock may fluctuate significantly and be volatile due to numerous factors beyond our control.

The Series J Preferred Stock is a new issue of securities with no established trading market, which may result in significant volatility in the market price and trading volume of the Series J Preferred Stock. In addition, the market price of our Series J Preferred Stock will depend on many factors beyond our control, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of additional preferred equity or debt securities; and

•	our financial condition, cash flows, results of operations and prospects.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series J Preferred Stock is the annual yield from distributions on the Series J Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series J Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series J Preferred Stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our Series J Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series J Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our Series J Preferred Stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series J Preferred Stock.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series J Preferred Stock and may result in dilution to owners of the Series J Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series J Preferred Stock will bear the risk of our future offerings reducing the market price of the Series J Preferred Stock and diluting the value of their holdings in us.

If our Class A common stock is delisted, your ability to transfer or sell your Series J Preferred Stock may be limited and the market value of the Series J Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series J Preferred Stock does not contain provisions that protect you if our Class A common stock is delisted from the NYSE. Since the Series J Preferred Stock has no stated maturity date, you may be forced to hold your Series J Preferred Stock and receive stated dividends on the shares when, as and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our Class A common stock is delisted, it is likely that the Series J Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series J Preferred Stock and could have a material adverse effect on the market value of the Series J Preferred Stock.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $        million (or approximately                million in the event that the underwriters exercise in full their option to purchase additional shares of Series J Preferred Stock), after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds of this offering to redeem some or all of the shares of our Series B Preferred Stock and Series C Preferred Stock outstanding and to use any remaining net proceeds for other general corporate purposes.

Certain affiliates of the underwriters in this offering own shares of our Series B Preferred Stock or Series C Preferred Stock which may be redeemed using the net proceeds of this offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth (i) the historical ratio of earnings to combined fixed charges and preferred stock dividends for Colony Capital, as the accounting acquirer in the Merger, (ii) the pro forma ratio of earnings to combined fixed charges and preferred stock dividends, which assumes the shares of our Series I Preferred Stock were issued on January 1, 2016 and the application of the net proceeds of the Series I Preferred Stock offering to redeem all of our Series A and Series F Preferred Stock outstanding on a pro forma basis reflecting the Merger, and (iii) the pro forma, as adjusted, ratio of earnings to combined fixed charges and preferred stock dividends, which assumes (A) the shares of our Series J Preferred Stock were issued on January 1, 2016 and the application of the net proceeds of this offering, as discussed under “Use of Proceeds,” for the Company on a pro forma basis reflecting the Merger and (B) the pro forma ratio of earnings to combined fixed charges and preferred stock dividends, which assumes the shares of our Series I Preferred Stock were issued on January 1, 2016 and the application of the net proceeds of the Series I Preferred Stock offering to redeem all our Series A and Series F Preferred Stock outstanding on a pro forma basis reflecting the Merger. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income taxes before adjustment for noncontrolling interests and income from equity investees, fixed charges and distributed income of equity investees, less noncontrolling interests in pre-tax earnings of consolidated subsidiaries with no fixed charges. “Fixed charges” consist of interest expense, including amortization of loan costs, whether expensed or capitalized. The pro forma and pro forma, as adjusted, ratios of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2016 and six months ended June 30, 2017 reflect the Merger and the related adjustments presented in Exhibit 99.1 of the Current Report on Form 8-K filed on March 15, 2017.

	Six Months Ended June 30, 2017		Year Ended December 31, 2016		Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	0.5x	(1)	1.3x		1.7x	2.4x	3.2x	3.3x
Pro forma ratio of earnings to combined fixed charges and preferred stock dividends (2)	0.5x	(3)	0.6x	(4)	—	—	—	—
Pro forma, as adjusted, ratio of earnings to combined fixed charges and preferred stock dividends (5)	x		x		—	—	—	—

(1)	The deficiency of earnings over combined charges and preferred share dividends was $154.7 million.
(2)	In calculating this pro forma ratio of earnings to combined fixed charges and preferred stock dividends, we have assumed that the shares of our Series I Preferred Stock were issued on January 1, 2016, the net proceeds of which were used to redeem all our Series A Preferred Stock and Series F Preferred Stock. Therefore, the pro forma ratio reflects the effects of the net change in preferred stock dividends based on redemption of those preferred shares and the issuance of the Series I Preferred Stock.
(3)	The deficiency of pro forma earnings over combined charges and preferred stock dividends is $154.2 million.
(4)	The deficiency of pro forma earnings over combined charges and preferred stock dividends is $256.9 million.
(5)	In calculating this pro forma, as adjusted, ratio of earnings to combined fixed charges and preferred stock dividends, we have assumed that the shares of Series J Preferred Stock offered by this prospectus supplement were issued on January 1, 2016. For purposes of this pro forma calculation, we have assumed the net proceeds from this offering were used to retire other securities, in particular the redemption of some or all our Series C Preferred Stock and Series B Preferred Stock. Therefore, the pro forma ratio reflects the effects of the net change in preferred stock dividends based on redemption of those preferred shares and the issuance of the Series J Preferred Stock.

DESCRIPTION OF OUR SERIES J PREFERRED STOCK

The description of certain terms and provisions of our Series J Preferred Stock contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our charter, including the Articles Supplementary setting forth the terms of our Series J Preferred Stock, our bylaws and Maryland law. The following description of the terms of our Series J Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to Colony NorthStar, Inc. and not to any of its subsidiaries.

General

Our charter provides that we may issue up to 250,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to increase or decrease the number of authorized shares of preferred stock without stockholder approval. Prior to the completion of this offering, we have issued and redeemed 2,466,689 shares of our Series A Preferred Stock and 10,080,000 shares of our Series F Preferred Stock. Prior to the completion of this offering, we have issued 13,998,905 shares of our Series B Preferred Stock, 5,000,000 shares of our Series C Preferred Stock, 8,000,000 shares of our Series D Preferred Stock, 10,000,000 shares of our Series E Preferred Stock, 3,450,000 shares of our Series G Preferred Stock, 11,500,000 shares of our Series H Preferred Stock and 13,800,000 shares of our Series I Preferred Stock, each with a liquidation preference of $25.00 per share, or $1,643,722,625 in the aggregate.

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or a duly authorized committee thereof.

Prior to the closing of this offering, we will supplement our charter to classify              shares of our authorized preferred stock as Series J Preferred Stock and authorize the issuance thereof. When issued, our Series J Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series J Preferred Stock will have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock.

Our Series J Preferred Stock will not be subject to any sinking fund and we will have no obligation to redeem or retire our Series J Preferred Stock. Unless converted by you in connection with a Change of Control or redeemed by us, our Series J Preferred Stock will have a perpetual term, with no maturity.

The Articles Supplementary establishing our Series J Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series J Preferred Stock, in order to issue additional shares of Series J Preferred Stock from time to time. Thus, we may in the future issue additional shares of Series J Preferred Stock without your consent. Any additional shares of Series J Preferred Stock will have the same terms as the shares of Series J Preferred Stock being issued in this offering. These additional shares of Series J Preferred Stock will, together with the shares of Series J Preferred Stock being issued in this offering, constitute a single series of securities.

Ranking

Our Series J Preferred Stock will rank senior to the Junior Stock (as defined under “—Dividends” below), including shares of our common stock, and on parity with our Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other parity shares that we may issue in the future, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any shares of Series J Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to our Series J Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series J Preferred Stock voting as a single class. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on parity with our Series J Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Stock, without the consent of any holder of Series J Preferred Stock. See “—Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to our Series J Preferred Stock.

Dividends

Holders of Series J Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of     % per annum per share of its liquidation preference (equivalent to $        per annum per share of Series J Preferred Stock).

Dividends on each share of Series J Preferred Stock will be cumulative from the date of original issue and are payable quarterly in arrears on or about the 15th day of each January, April, July and October, commencing on or about January 15, 2018, at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Series J Preferred Stock Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Directors. Dividends are cumulative from the date of original issue or the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of ours legally available for the payment of such dividends. Accumulations of dividends on our Series J Preferred Stock will not bear interest and holders of our Series J Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series J Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series J Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series J Preferred Stock for all prior dividend periods; provided, however, that if accrued dividends on our Series J Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series J Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on our Series J Preferred Stock and such Parity Stock. All of our dividends on our Series J Preferred Stock, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend.

Our Board of Directors will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (other than in shares of Junior Stock) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our Series J Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, and (ii) the term “Junior Stock” means our Class A common stock, Class B common stock, performance common stock and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series J Preferred Stock.

Optional Redemption

We may not redeem our Series J Preferred Stock prior to                 , 2022, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or in connection with our special optional redemption right to redeem Series J Preferred Stock upon a Change of Control (as defined under “—Conversion Rights—Definitions” below). For further information regarding these exceptions, see “—Special Optional Redemption” below and “—Restrictions on Ownership and Transfer” in the accompanying prospectus. On or after                 , 2022, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption.

A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series J Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any shares of Series J Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series J Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series J Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the shares of Series J Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series J Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series J Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined under “—Conversion Rights” below), we will have the option to redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control following the occurrence of a Change of Control, you will not have the Change of Control Conversion Right described below.

A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series J Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series J Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series J Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, evidencing the shares of Series J Preferred Stock are to be surrendered for payment;

•	that the shares of Series J Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of shares of Series J Preferred Stock to which the notice relates will not be able to tender such shares of Series J Preferred Stock for conversion in connection with the Change of Control and each share of Series J Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the shares of Series J Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series J Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series J Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series J Preferred Stock called for redemption, then from and after the redemption date, those shares of Series J Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series J Preferred Stock will terminate. The holders of those shares of Series J Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date.

General Provisions Applicable to Redemptions

On the redemption date, we must pay on each share of Series J Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series J Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series J Preferred Stock called for redemption.

If full cumulative dividends on our Series J Preferred Stock and any Parity Stock have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series J Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our charter in order to ensure that we continue to meet the requirements for qualification as a REIT. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series J Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series J Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series J Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

The holders of Series J Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of Series J Preferred Stock, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per share of Series J Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series J Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of our Series J Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to our Series J Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series J Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts which would be payable on such Series J Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory stock exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

Except as indicated below, the holders of Series J Preferred Stock will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on our Series J Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting our Board of Directors will be increased by two and the holders of Series J Preferred Stock, voting together as a class with the holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Company, or the Preferred Stock Directors, at an annual meeting of stockholders or a properly called special meeting of the holders of our Series J Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends have been paid and dividends for the then current quarterly period on our Series J Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on our Series J Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on our Series J Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series J Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of our Board of Directors will be reduced accordingly. However, the right of the holders of our Series J Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are then in arrears, as described above. In no event shall the holders of Series J Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series J Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of our charter or the Series J Preferred Stock Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series J Preferred Stock, unless in connection with any such amendment, alteration or repeal, our Series J Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our Series J Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to our Series J Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Stock and Junior Stock, amend our charter to increase the authorized number of shares of Parity Stock (including our Series J Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series J Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series J Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series J Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series J Preferred Stock. We will mail (or otherwise provide) the information to the holders of Series J Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Conversion Rights

Definitions

As used in the prospectus supplement, the following terms shall have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series J Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, (ii) if the consideration to be received in the Change of Control by holders of Class A common stock is other than solely cash, the average of the closing price per share of Class A common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Class A common stock or Alternative Form Consideration (as defined below), the fair market value of Class A common stock or such Alternative Form Consideration (as determined by our Board of Directors or a committee thereof).

Conversion

Upon the occurrence of a Change of Control, each holder of Series J Preferred Stock will have the right, subject to our special optional redemption right, to convert some or all of the shares of Series J Preferred Stock held by such holder, or the Change of Control Conversion Right, on the relevant Change of Control Conversion Date (as defined below) into a number of shares of our Class A common stock per share of Series J Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined below), except if such Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend, by (ii) the Common Stock Price (such quotient, the “Conversion Rate”), and (B)             , or the Share Cap.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed          shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ option to purchase additional Series J Preferred Stock is exercised, not to exceed          shares of Class A common stock in total (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to our Class A common stock as follows: The adjusted Exchange Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of our Class A common stock are entitled to receive consideration other than solely shares of our Class A common stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of our Class A common stock, or the Alternative Form Consideration, a holder of Series J Preferred Stock will be entitled thereafter to convert (subject to our special optional redemption right) such Series J Preferred Stock not into our Class A common stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series J Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series J Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be.

We will not issue fractional shares of Class A common stock upon the conversion of our Series J Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series J Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series J Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series J Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series J Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series J Preferred Stock.

In order to exercise the Change of Control Conversion Right, a holder of Series J Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing shares of Series J Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series J Preferred Stock to be converted; and

•	that the shares of Series J Preferred stock are to be converted pursuant to the applicable provisions of the Series J Preferred Stock.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series J Preferred Stock.

Holders of Series J Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series J Preferred Stock;

•	if certificated shares of Series J Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series J Preferred Stock; and

•	the number of shares of Series J Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series J Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Series J Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series J

Preferred Stock into Class A common stock. Notwithstanding any other provision of our Series J Preferred Stock, no holder of our Series J Preferred Stock will be entitled to convert such Series J Preferred Stock for our Class A common stock to the extent that receipt of such Class A common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary setting forth the terms of the Series J Preferred Stock. See “Restrictions on Ownership and Transfer” below.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our company. See “Risk Factors.” We are not aware, however, of any specific effort to accumulate our shares with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control redemption feature is not part of a plan by us to adopt a series of anti-takeover provisions. Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Restrictions on Ownership and Transfer

Holders of Series J Preferred Stock will be subject to the ownership and transfer restrictions of our charter and the Articles Supplementary setting forth the terms of the Series J Preferred Stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our Capital Stock (as defined in our Charter) by value or 9.8% of the aggregate of the outstanding shares of our Common Stock (as defined in our Charter) by value or by number of shares, whichever is more restrictive. Our Series J Preferred Stock constitutes a class or series of our Capital Stock (as defined in our Charter) and therefore, holders of such stock are subject to the ownership limitations described above. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our Board of Directors, in its sole discretion, may exempt a person from the above ownership limits. However, our Board of Directors may not grant an exemption to any person unless our Board of Directors obtains such representation, covenant and understandings as our Board of Directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our Board of Directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our Board of Directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition to the 9.8% ownership limit discussed above, the Series J Preferred Stock is subject to the transfer restrictions set forth in the Articles Supplementary. Generally, the Articles Supplementary prohibit the transfer of Series J Preferred Stock which, if effective, would result in any person beneficially or constructively owning Series J Preferred Stock in excess, or in violation, of the transfer or ownership limitations, known as a prohibited owner. In that event, then that number of Series J Preferred Stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares of Series J Preferred Stock. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

Listing

We intend to file an application to list our Series J Preferred Stock on the NYSE under the symbol “CLNS PR J.” We expect trading of the shares of Series J Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” for a discussion of the expected trading of our Series J Preferred Stock on the NYSE.

Book-Entry Procedures

The Depository Trust Company will act as securities depositary for our Series J Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series J Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for our Series J Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in our Series J Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in our Series J Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series J Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase our Series J Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for our Series J Preferred Stock on DTC’s records. You, as the actual owner of our Series J Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series J Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased our Series J Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of our Series J Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series J Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the shares of Series J Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series J Preferred Stock in accordance with its procedures. Notices regarding the occurrence of a Change of Control will also be sent to Cede & Co.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series J Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts our Series J Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on our Series J Preferred Stock will be made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to our Series J Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to our Series J Preferred Stock. In that event, we will print and deliver certificates in fully registered form for our Series J Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series J Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures. Initial settlement for our Series J Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series J Preferred Stock is American Stock Transfer & Trust Company, LLC.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives of the underwriters listed in the table below for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the representatives, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of our Series J Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.

Total

The underwriting agreement provides that the underwriters’ obligation to purchase shares of our Series J Preferred Stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

We expect that delivery of the Series J Preferred Stock will be made against payment thereof on or about September     , 2017, which will be the seventh business day following the pricing of the Series J Preferred Stock (such settlement cycle referred to as “T + 7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the shares initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The underwriters have advised us that the underwriters propose initially to offer the Series J Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $        per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $        per share to other dealers. After the offering, the underwriters may change the offering price and other selling terms.

The expenses of the offering, not including the underwriting discount, that are payable by us are estimated at $660,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to                additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed not to sell or transfer any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to our Series J Preferred Stock or any securities convertible into or exchangeable or exercisable for the Series J Preferred Stock or similar, parity or senior equity securities for a period of 30 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters. Specifically, the persons subject to the lock-up agreements have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series J Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series J Preferred Stock or similar, parity or senior equity securities;

•	sell any option or contract to purchase any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series J Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series J Preferred Stock or similar, parity or senior equity securities;

•	purchase any option or contract to sell any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series J Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series J Preferred Stock or similar, parity or senior equity securities;

•	grant any option, right or warrant for the sale of any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series J Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series J Preferred Stock or similar, parity or senior equity securities;

•	otherwise dispose of or transfer any Series J Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series J Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series J Preferred Stock or similar, parity or senior equity securities;

•	file any registration statement under the Securities Act with respect to any of the foregoing; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Series J Preferred Stock or such similar, parity or senior equity securities, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to the sale of our Series J Preferred Stock to the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New York Stock Exchange Listing

No market currently exists for the Series J Preferred Stock. We intend to apply to list our Series J Preferred Stock on the NYSE under the symbol “CLNS PR J.” If the application is approved, trading of our Series J Preferred Stock is expected to commence within 30 days after the initial delivery of the Series J Preferred Stock. The underwriters have advised us that they intend to make a market in our Series J Preferred Stock prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our Series J Preferred Stock.

Stabilization and Short Positions

Until the distribution of our Series J Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series J Preferred Stock. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series J Preferred Stock, such as purchases that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Series J Preferred Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities described above. The underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional securities. “Naked” short sales are sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series J Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series J Preferred Stock or preventing or retarding a decline in the market price of our Series J Preferred Stock. As a result, the price of our Series J Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series J Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by the underwriters and/or any selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference) in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Relationships

Certain affiliates of the underwriters in this offering own shares of our Series B Preferred Stock or Series C Preferred Stock which may be redeemed using the net proceeds of this offering as described above under “Use of Proceeds.” In addition, the underwriters and their related entities have engaged, and may in the future engage, in investment banking transactions, including acting as a lender, with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of preferred stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of preferred stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Hogan Lovells US LLP has passed upon the validity of the issuance of our Series J Preferred Stock offered by this prospectus supplement on behalf of the Company. Clifford Chance US LLP, New York, New York, has represented the underwriters in connection with the offering.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of NorthStar Asset Management Group Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of NRF Holdco, LLC (formerly known as NorthStar Realty Finance Corp. prior to January 10, 2017) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Colony Capital, Inc. at December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 appearing in Exhibit 99.11 in Colony NorthStar, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov . Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 10, 2017, and June 30, 2017, filed with the SEC on August 9, 2017;

•	our Definitive Proxy Statement filed with the SEC on March 29, 2017 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

•	our Current Reports on Form 8-K filed on January 10, 2017, January 25, 2017, February 28, 2017 (to the extent filed), March 15, 2017, May 5, 2017 (and the amendment thereto on Form 8-K/A filed on August 4, 2017), May 24, 2017, May 31, 2017, June 5, 2017 and August 28, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony NorthStar, Inc.

515 South Flower Street

44th Floor

Los Angeles, CA 90071

(310) 282-8820

Attn: Investor Relations

Website: http://www.clns.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS SUPPLEMENT.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our Class A common stock, par value $0.01 per share;

•	Shares of our preferred stock, par value $0.01 per share;

•	Depositary shares representing our preferred stock;

•	Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and

•	Rights to purchase our Class A common stock

We refer to our Class A common stock, preferred stock, depositary shares, warrants and rights collectively as the “securities.”

The selling stockholders may offer and sell Class A common stock from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

We or any of the selling stockholders will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we or the selling stockholders are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. In addition, the selling stockholders may offer our Class A common stock directly to investors, though agents designated from time to time by the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 94. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “CLNS.” On January 6, 2017, the last reported sale price of our Class A common stock on the NYSE was $15.89 per share. Our Series A preferred stock is listed under the symbol “CLNSPrA,” our Series B preferred stock is listed under the symbol “CLNSPrB,” our Series C preferred stock is listed under the symbol “CLNSPrC,” our Series D preferred stock is listed under the symbol “CLNSPrD,” our Series E preferred stock is listed under the symbol “CLNSPrE,” our Series F preferred stock is listed under the symbol “CLNSPrF,” our Series G preferred stock is listed under the symbol “CLNSPrG,” and our Series H preferred stock is listed under the symbol “CLNSPrH,” in each case on the NYSE. Our principal executive offices are located at 515 S. Flower Street, 44th Floor, Los Angeles, California 90071, and our telephone number is (310) 282-8820.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 10, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. Each time the selling stockholders to be named in a supplement to this prospectus offer our Class A common stock, they will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus supplement to “Colony NorthStar,” “the Company,” “we,” “us,” “our” or “our company” are to, collectively, Colony NorthStar, Inc., a Maryland corporation and all of our subsidiaries included in our consolidated financial statements, and our predecessor, NorthStar Asset Management Group Inc., a Delaware corporation. References in this prospectus supplement to “Operating Partnership” are to Colony Capital Operating Company, LLC, a Delaware limited liability company.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act, as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.clns.com. You should not consider information on our website to be part of this prospectus.

Our Class A common stock is listed under the symbol “CLNS,” our Series A Preferred Stock is listed under the symbol “CLNSPrA,” our Series B Preferred Stock is listed under the symbol “CLNSPrB,” our Series C Preferred Stock is listed under the symbol “CLNSPrC,” our Series D Preferred Stock is listed under the symbol “CLNSPrD,” our Series E Preferred Stock is listed under the symbol “CLNSPrE,” our Series F Preferred Stock is listed under the symbol “CLNSPrF,” our Series G Preferred Stock is listed under the symbol “CLNSPrG,” and our Series H Preferred Stock is listed under the symbol “CLNSPrH,” in each case on the NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	NorthStar Asset Management Group Inc.’s (“NSAM”) Annual Report on Form 10-K for the year ended December 31, 2015, as amended;

•	NorthStar Asset Management Group Inc.’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	NorthStar Asset Management Group Inc.’s Current Reports on Form 8-K (excluding any information furnished therein) filed on February 2, 2016, April 15, 2016 (8-K/A), June 3, 2016, June 7, 2016, June 8, 2016, July 29, 2016, October 17, 2016, November 7, 2016, November 23, 2016, December 12, 2016 and December 23, 2017;

•	our Current Reports on Form 8-K (excluding any information furnished therein) filed on January 10, 2017;

•	the description of our Class A common stock included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016; and

•	the description of our preferred stock included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Colony NorthStar, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony NorthStar, Inc.

515 S. Flower Street, 44th Floor

Los Angeles, California 90071

(310) 282-8820

Attn: Investor Relations

Website: http://www.clns.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the market, economic and environmental conditions in the industrial real estate, single-family rental, and lodging sectors;

•	any decrease in our net income and funds from operations as a result of the Mergers or our other acquisition activity;

•	our ability to manage and integrate following the Mergers and our other acquisitions effectively and maintain consistent standards and controls and realize the anticipated benefits of the acquisitions;

•	our exposure to risks to which we have not historically been exposed, including liabilities with respect to the assets acquired through the Mergers and our other acquisitions;

•	our business and investment strategy, including the ability of the businesses in which we have a significant investment to execute their business strategies;

•	our ability to grow our business by raising capital for the companies that we manage;

•	the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits, and the impact of legislative, regulatory and competitive changes;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•	the impact of adverse conditions affecting a specific asset class in which we have investments;

•	the impact of economic conditions on third parties on which we rely;

•	adverse domestic or international economic conditions and the impact on the commercial real estate industry;

•	actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the availability of attractive investment opportunities;

•	our ability to satisfy and manage our capital requirements;

•	the general volatility of the securities markets in which we participate;

•	changes in interest rates and the market value of our target assets;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	the availability of qualified personnel; and

•	our understanding of our competition.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 7 of this prospectus and the risk factors set forth in our Current Report on Form 8-K12B filed on January 10, 2017, together with any risk factors contained in or incorporated by reference to this prospectus and any accompanying prospectus supplements, and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

Colony NorthStar, Inc. (NYSE:CLNS) is a leading global real estate and investment management firm. The Company resulted from the January 2017 merger between Colony Capital, Inc., NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. The Company has significant property holdings in the healthcare, industrial and hospitality sectors, opportunistic equity and debt investments and an embedded institutional and retail investment management business. The Company currently has Assets Under Management (AUM) in excess of $58 billion and manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded real estate investment trusts and 1940 Act companies. In addition, the Company owns NorthStar Securities, LLC, a captive broker-dealer platform which raises capital in the retail market. The firm maintains principal offices in Los Angeles, California and New York, New York, with more than 500 employees in offices located across 17 cities in ten countries. The Company has elected to be taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clns.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in the “Risk Factors” section of our Current Report on Form 8-K12B filed on January 10, 2017, together with all the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplements and the risks we have highlighted below and in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Common and Preferred Stock

The market price and trading volume of our Class A common and preferred stock may vary substantially.

The stock markets, including the NYSE, on which our Class A common and preferred stock are listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our Class A common stock and preferred stock is likely to be similarly volatile, and investors in our Class A common stock and preferred stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our publicly traded securities could be subject to wide fluctuations in response to a number of factors, including those listed herein and in the “Risk Factors” section of our Current Report on Form 8-K12B filed on January 10, 2017 and others such as:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business strategy or prospects;

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings estimates;

•	publication of research reports about us or the real estate industry;

•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

•	increases in market interest rates that lead purchasers of our common and preferred stock to demand a higher yield;

•	the use of significant leverage to finance our assets;

•	changes in market valuations of similar companies;

•	additions to or departures of our key personnel;

•	actions by our stockholders;

•	changes in accounting principles;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in our Current Report on Form 8-K12B filed on January 10, 2017; and

•	general market and economic conditions.

The trading prices of common and preferred equity securities issued by real estate investment trusts (“REIT”) and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of our preferred stock is the annual yield from distributions on our preferred stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of our preferred stock to demand a higher annual yield, which could reduce the market price of our preferred stock.

Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their publicly traded securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income (excluding our net capital gains and without regard to the deductions for dividends paid) each year in order to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income (including our net capital gain), we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described herein and in the “Risk Factors” section of our Current Report on Form 8-K12B filed on January 10, 2017 and contained in or incorporated by reference to any accompanying prospectus supplements. Moreover, we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future. Therefore, although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any such distributions.

Although we currently do not intend to do so, if our portfolio of assets does not generate sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected.

Our board of directors will make determinations regarding distributions based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of the underlying assets; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our Class A common stock.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gain to the extent that they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital generally is not taxable to the extent of a stockholder’s basis in our stock, but has the effect of reducing the basis of a stockholder’s investment in our stock.

Future offerings of debt or equity securities, which could rank senior to our common or preferred stock, may adversely affect the market price of our common or preferred stock.

If we decide to issue debt or equity securities in the future, which could rank senior to our common stock, our 8.75% series A cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series A preferred stock”), our 8.25% series B cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series B preferred stock”), our 8.875% series C cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series C preferred stock”), our 8.500% series D cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series D preferred stock”), our 8.75% series E cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series E preferred stock”), our 8.50% series F cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series F preferred stock”), our 7.50% series G cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series G preferred stock”), or our 7.125% series H cumulative redeemable perpetual preferred stock, par value $0.01 per share (“Series H preferred stock,” and together with our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock, “preferred stock”), it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue, such as our 3.875% convertible senior notes due 2021 and our 5.00% convertible senior notes due 2023, our 7.25% exchangeable senior notes due 2027, our 8.875% exchangeable senior notes due 2032 and our 5.375% exchangeable senior notes due 2033 (collectively, the “Notes”) and any such securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock or preferred stock and may result in dilution to owners of our common stock or preferred stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common and preferred stock will bear the risk of our future offerings reducing the market price of our Class A common stock and diluting the value of their stock holdings in us.

Holders of our preferred stock have extremely limited voting rights.

Holders of our preferred stock have extremely limited voting rights. Our common stock is the only class of or securities carrying full voting rights. Voting rights for holders of Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock and Series H preferred stock exist primarily with respect to the ability to appoint (together with holders of our parity equity securities having similar voting rights, if any) additional directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock and Series H preferred stock, as applicable, are in arrears, and with respect to voting on amendments to our charter or the Articles Supplementary of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock and Series H preferred stock, as applicable, that materially and adversely affect the rights of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock and Series H preferred stock, as applicable, or create additional classes or series of preferred stock that are senior to our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock, Series F preferred stock, Series G preferred stock and Series H preferred stock, as applicable. Other than in extremely limited circumstances, holders of preferred stock will not have any voting rights.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership in exchange for OP Units. Our Operating Partnership intends to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines, including (i) real estate equity, including direct property and real estate platform investments; and (ii) real estate and real estate-related debt, including new originations and loans acquired at a discount to par in the secondary market. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the historical ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented for our predecessor, NSAM.

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	NA	NA	NA	NA	NA	NA

(1)	Our predecessor, NSAM, pursuant to Rule 12g-3(a) under the Exchange Act, did not have any shares of preferred stock issued and outstanding for the periods presented, so the ratio is not applicable.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 1,250,000,000 shares of stock, consisting of 949,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock (“Class B common stock”), 50,000,000 shares of Performance common stock (“Performance common stock”), and up to 250,000,000 shares of preferred stock, of which: (i) 2,900,000 shares are classified as Series A preferred stock; (ii) 14,920,000 shares are classified as Series B preferred stock; (iii) 5,750,000 shares are classified as Series C preferred stock; (iv) 8,050,000 shares are classified as Series D preferred stock; (v) 10,350,000 shares are classified as Series E preferred stock; (vi) 10,400,000 shares are classified as Series F preferred stock; (vii) 3,450,000 shares are classified Series G preferred stock; and (viii) 11,500,000 shares are classified as Series H preferred stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our securities and except as may otherwise be specified in the terms of any class or series of shares of common stock or Performance common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to 36.5 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of Class A common stock and Class B common stock will possess the exclusive voting power and will vote as a single class. There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. Holders of shares of Performance common stock are not entitled to vote, except that the consent of the holders of a majority of the shares of Performance common stock, voting as a separate class, is required for any amendment to our charter that would increase or decrease the aggregate number of shares of Performance common stock, increase or decrease the par value of the shares of Performance common stock, or alter or change the powers, preferences or special rights of the Performance common stock.

Under the Maryland General Corporation Law, as amended (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the restrictions on ownership and transfer of shares of our securities and related charter amendments, which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) may be taken if declared advisable by a majority of our board and approved by the vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of stock of our company, including our preferred stock, described below, and subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our securities, holders of shares of common stock and Performance common stock are entitled to receive dividends on such shares of stock if, as and when authorized by our board, and declared by us out of assets or funds legally available therefor. Such holders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of its liquidation, dissolution or winding up or any distribution of our assets after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any class or series of stock with preferential rights related thereto, including preferred stock. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations. If and when our board authorizes or declares a dividend or other distribution with respect to our Class A common stock, such authorization or declaration will constitute a simultaneous authorization or declaration of an equivalent dividend or other distribution with respect to each share of our Class B common stock and each share or Performance common stock; provided, however, that dividends on shares of our Performance common stock may not exceed any dividends declared on shares of our Class A common stock at the time such dividend is made.

Holders of shares of our common stock and Performance common stock have no preference, conversion (other than as described below with respect to our Class B common stock and Performance common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and have appraisal rights as described below. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our securities, shares of our common stock and Performance common stock will have equal dividend, liquidation and other rights.

In the event of any liquidation, dissolution or winding up of our company or any distribution of the assets of our company, each holder of common stock will be entitled to participate, together with any other class of stock not having a preference over our common stock, in the distribution of any remaining assets after payment of our debts and liabilities and distributions to holders of shares having a preference over our common stock.

Power to Reclassify Our Unissued Shares of Our Securities

Our charter authorizes our board to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of shares of our common stock or preferred stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, subject to any preferences on the preferred stock, our board could authorize the issuance of a new series or class of shares of preferred stock that have priority over the common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

Power to Issue Additional Shares of Our Securities

We believe that the power of our board to issue additional authorized but unissued shares of our securities and to classify or reclassify unissued shares of our securities and thereafter to cause to issue such classified or reclassified shares of our securities will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our securities or otherwise be in the best interest of our stockholders.

Dissenters’ Rights

The dissenters’ rights of our stockholders are governed in accordance with the MGCL. The MGCL provides that a dissenting or objecting stockholder has the right to demand and receive payment of the fair value of the stockholder’s stock from a successor corporation if: (i) the corporation consolidates or merges with another corporation; (ii) the corporation’s stock is to be acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets in a transaction requiring approval of the corporation’s stockholders; (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved in the charter of the corporation; (v) the transaction is subject to certain provisions of the Maryland Business Combination Act; or (vi) the corporation is being converted to a different corporate form.

The MGCL provides that, subject to a limited exception, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if, among other things, the stock is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the matter. Holders of shares of our common stock and Performance common stock shall be entitled to exercise the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute. In addition to the statutory rights of objecting stockholders and notwithstanding the limitations on exercising the rights of an objecting stockholder when the stock is listed on a national securities exchange, a holder of shares of our Class A common stock or Class B common stock shall have the additional right, pursuant to our charter, to demand and receive payment of the fair value of such stockholder’s shares of common stock in any merger, consolidation or statutory share exchange if the holder is required by the terms of an agreement or plan of merger, consolidation or statutory share exchange to accept for such shares anything except:

•	shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

•	shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

•	cash in lieu of fractional shares or fractional depository receipts described in subsections (a) and (b) of Section 5.10 of our charter; or

•	any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in subsections (a), (b) and (c) of Section 5.10 of our charter.

Holders of shares of our Class A common stock or Class B common stock exercising the rights of an objecting stockholder provided in our charter must comply with the requirements to properly exercise such rights set forth in Title 3, Subtitle 2 of the MGCL to the same extent as if they were exercising the rights of objecting stockholders provided for in Title 3, Subtitle 2 of the MGCL or any successor statute.

Conversion of Our Class B Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our securities, each share of Class B common stock will convert automatically.

•	into one fully paid and non-assessable share of Class A common stock, if Thomas J. Barrack, Jr., our Executive Chairman and a member of our board of directors, or any of his family members (or trusts for the benefit of his family members) directly or indirectly transfers beneficial ownership of Class B common stock other than among each other, for each share of Class B common stock so transferred; and

•	into one fully paid and non-assessable share of Class A common stock for every group of between one and 35.5 Colony OP units (as defined below) involved in such transfer or cessation if Mr. Barrack directly or indirectly transfers beneficial ownership of any membership units in our Operating Partnership, which we refer to as Colony OP units, directly or indirectly held by him, other than to a “Qualified Transferee” (as defined below), any Qualified Transferee directly or indirectly transfers beneficial ownership of OP units directly or indirectly held by it other than to Mr. Barrack or to another Qualified Transferee, or a Qualified Transferee that beneficially owns OP units ceases at any time to continue to be a “Qualified Transferee” (including, without limitation, the failure of a Qualified Transferee that is an executive of our company to be employed by our company or as the result of a divorce or annulment).

“Qualified Transferee” means Colony Capital, LLC and Colony Capital Holdings, LLC and any member or interest holder of CCH Management Partners I, LLC, CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC for so long as any such person remains employed by our company or our affiliates, any family member or affiliate of such persons or any person controlled by any combination of one or more of such persons or their family members. None of our company, our operating partnership, or a charitable trustee to whom shares are transferred pursuant to the ownership and transfer restrictions under our charter will be a Qualified Transferee. The purpose of this automatic conversion feature is to ensure that the holders of our Class B common stock do not at any time have votes in excess of the number of Colony OP units then held by them (or the other permitted holders described above); to the extent that a share of Class B common stock or any group of up to 35.5 Colony OP units is transferred or ceases to be held by a permitted holder, a share of Class B common stock will convert into one share of Class A common stock, thereafter carrying only one vote.

Each holder of Class B common stock will have the right, at the holder’s option at any time and from time to time, to convert all or a portion of such holder’s Class B common stock into an equal number of fully paid and nonassessable shares of Class A common stock by delivering the certificates (if any) representing the shares of Class B common stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for Class B common stock (or if there is no transfer agent, to us).

Conversion of Our Performance Common Stock

Shares of our Performance common stock will convert automatically to Class A common stock upon vesting under the terms of the particular award agreement set forth by our board or the board of directors of any predecessor (including the NSAM board). Our Performance common stock will not be listed or traded on any securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed for trading on the NYSE. It is listed under the symbol “CLNS.”

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that, subject to the rights of holders of one or more classes or series of preferred stock, the number of directors of our company may be established by our board but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Our charter provides that vacancies on our board may be filled in the manner provided in our bylaws, which provide that vacancies on our board may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, or by the stockholders to the extent that such vacancy results from the removal of a director by the stockholders. Under Maryland law, stockholders may fill a vacancy on our board that is caused by the removal of a director. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements set forth in our bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the 10th day before the date of filing of our definitive proxy statement with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. We adopted a resignation policy in our Corporate Governance Guidelines that requires an incumbent director who fails to receive the required vote for re-election to offer to resign from our board.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, our board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board, through a board resolution, has exempted any business combinations between us and any person, provided that any such business combination is first approved by our board (including a majority of the directors of our company who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholders (or their affiliates). As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of the stockholders of our company, without compliance with the supermajority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of our company and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by the affirmative vote of the holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of the control shares acquired in a control share acquisition are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting us from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to our charter, we have specifically opted out of all of the provisions of Subtitle 8.

Amendments to Our Charter

Subject to the rights of any shares of preferred stock outstanding from time to time and except for its provisions relating to the restrictions on ownership and transfer of shares of our securities and related charter amendments (which each require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if declared advisable by our board and, except in limited circumstances where stockholder approval is not required by the MGCL, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of or company must be declared advisable by our board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

The Chairman of our board, Vice Chairman of our board, our Chief Executive Officer, our President and our board may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast 25% of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board and the proposal of business to be considered by stockholders may be made only: (i) pursuant to notice of the meeting; (ii) by or at the direction of our board; or (iii) by a stockholder of record at the time of giving notice, at the record date set by our board for the purpose of determining stockholders entitled to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not before the 150th day or after the 120th day before the first anniversary of the date of our proxy statement for the solicitation of proxies for the election of directors at the preceding year’s annual meeting; provided, however, that in connection with our first annual meeting, not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the board at a special meeting may be made only: (i) by the board; or (ii) by a stockholder at a special meeting that has been called in accordance with our bylaws for the purpose of electing directors, provided that such stockholder is a stockholder of record at the record date set by our board for the special meeting and has complied with the advance notice provisions of our bylaws. Stockholders generally must provide notice to our secretary no earlier than the 120th day before such special meeting and no later than the later of the 90th day before the special meeting or the 10th day after public announcement of the date of the special meeting and the nominees of our board to be elected at the meeting.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law (if later we decide to be bound by such provisions), the restrictions on ownership and transfer of shares of our securities and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification for Liabilities of Our Directors, Officers and Controlling Persons

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate our company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager, employee, partner or agent, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party to, or witness in, by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification is limited to expenses for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company; (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of our company to our company or to the stockholders of our company; (iii) any action asserting a claim against our company or any director or officer or other employee of our company arising pursuant to any provision of the MGCL or our charter or bylaws; or (iv) any action asserting a claim against us or any director or officer or other employee of our company that is governed by the internal affairs doctrine.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of preferred stock to which any prospectus supplement may relate. This description and the description contained in any accompanying prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

General

Our Series A and Series B preferred stock, which we refer to, collectively, as the Series A/B preferred stock, our Series C, Series D and Series E preferred stock, which we refer to, collectively, as the Series C/D/E preferred stock, and our Series F, Series G and Series H preferred stock, which we refer to, collectively, as the Series F/G/H preferred stock, rank senior to our common stock, our Performance common stock and any other class or series of securities that ranks junior to our preferred stock as to the payment of dividends or amounts upon liquidation, dissolution or winding up of our company, which we refer to, collectively, as the junior shares. While any shares of our preferred stock are outstanding, we may not authorize or create any class or series of securities that ranks senior to our preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the votes entitled to be cast by the holders of our preferred stock, voting together as a single class with the holders of any other series of preferred stock ranking on parity with our preferred stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of our company. We refer to such other series of preferred stock as parity shares and such parity shares having like voting rights as preferred voting shares. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of parity shares or preferred shares without the consent of any holder of our preferred stock.

Dividends

Holders of our preferred stock will be entitled to receive, when, as and if authorized by our board, and declared by them out of assets legally available for payment, cumulative cash dividends at the applicable stated rate. The stated rate for the Series A preferred stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum; the stated rate for the Series B preferred stock is 8.25% of the $25 liquidation preference per share, or $2.0625 per share, per annum; the stated rate for the Series C preferred stock is 8.875% of the $25 liquidation preference per share, or $2.21875 per share, per annum; the stated rate for the Series D preferred stock is 8.500% of the $25 liquidation preference per share, or $2.125 per share, per annum; the stated rate for the Series E preferred stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum; the stated rate for the Series F preferred stock is 8.50% of the $25 liquidation preference per share, or $2.125 per share, per annum; the stated rate for the Series G preferred stock is 7.50% of the $25 liquidation preference per share, or $1.875 per share, per annum; and the stated rate for the Series H preferred stock is 7.125% of the $25 liquidation preference per share, or $1.78125 per share, per annum

Series A/B Preferred Stock

Dividends on each share of Series A/B preferred stock offered hereby will be cumulative from, and including, the later of November 15, 2016 or the last dividend payment date and are payable quarterly in arrears on the 15th of each February, May, August and November, each a dividend payment date, at the applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, the dividend due on such dividend payment date will be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the dividend payment dates thereof as fixed by our board. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there must be assets of our company legally available for the payment of such dividends. Accumulations of dividends on the Series A/B preferred stock will not bear interest. Dividends payable on the Series A/B preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A/B preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any shares of our preferred stock or parity shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A/B preferred stock for all prior dividend periods; provided, however, that if accrued dividends on the Series A/B preferred stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series A/B preferred stock for any dividend period and on the Series C/D/E preferred stock, Series F/G/H preferred stock and any parity shares will be declared ratably in proportion to accrued and unpaid dividends on the Series A/B preferred stock and such Series C/D/E preferred stock, Series F/G/H preferred stock and any parity shares.

We will not: (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior shares (other than in shares of junior shares); or (ii) redeem, purchase or otherwise acquire for consideration any junior shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of junior shares made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for junior shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our preferred stock and any parity shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends for all past dividend periods.

For purposes of the Series A/B preferred stock, a “Series A/B change of control” is deemed to have occurred at such time as: (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group is deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; (ii) the date the Company sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of consummation of a merger or share exchange with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled to vote in the election of directors, or where members of our board immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. In this description of our preferred stock we refer to stock of any class or kind having the power to vote generally in the election of directors as voting stock.

If following a Series A/B change of control, our Series A or Series B preferred stock, as the case may be, is not listed on the NYSE or the NYSE MKT or quoted on NASDAQ, holders of our Series A or Series B preferred stock, as the case may be, will be entitled to receive, when and as authorized by our board and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at an increased rate from, but excluding, the first date on which both the Series A/B change of control has occurred and the applicable series of our preferred stock is not so listed or quoted. The increased rate will apply for as long as our Series A or Series B preferred stock, as the case may be, is not so listed or quoted. The increased rate for our Series A preferred stock is 9.75% of the $25 liquidation preference per share, or $2.4375 per share, per annum, and the increased rate for our Series B preferred stock is 9.25% of the $25 liquidation preference per share, or $2.3125 per share, per annum.

Series C/D/E Preferred Stock

Dividends on each share of Series C/D/E preferred stock offered hereby will be cumulative from, and including, the later of November 15, 2016 or the last dividend payment date. Dividends on the Series C/D/E preferred stock are payable quarterly in arrears on the 15th of each February, May, August and November, each a dividend payment date, at the applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, the dividend due on such dividend payment date will be paid on the first business day immediately following such dividend payment date without any adjustment to the amount of the dividend due on that dividend payment date on account of such delay. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the applicable dividend payment date, as fixed by our board. Dividends are cumulative from, and including, the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there must be assets of our company legally available for the payment of such dividends. Accumulations of dividends on the Series C/D/E preferred stock will not bear interest. Dividends payable on the Series C/D/E preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30 day months. Dividends payable on the Series C/D/E preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any shares of our preferred stock or parity shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set apart on the Series C/D/E preferred stock for all prior dividend periods; provided, however, that if accrued dividends on the Series C/D/E preferred stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series C/D/E preferred stock for any dividend period and on the Series A/B preferred stock, the Series F/G/H preferred stock and any parity shares will be declared ratably in proportion to accrued and unpaid dividends on the Series C/D/E preferred stock and such Series A/B preferred stock, the Series F/G/H preferred stock and any parity shares.

We will not: (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior shares (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, junior shares); or (ii) redeem, purchase or otherwise acquire for consideration any junior shares (other than (A) a redemption, purchase or other acquisition of our common stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan our company or any subsidiary; (B) pursuant to ownership and transfer provisions of our charter related to preserving our REIT qualification; (C) as a result of a reclassification of such junior shares for or into other junior shares; or (D) the purchase of fractional interests in junior shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such junior shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly (except by conversion into or exchange for junior shares), unless in each case the full cumulative dividends on all outstanding of preferred stock and any parity shares will have been paid or set apart for payment for all past dividend periods.

Holders of Series C/D/E preferred stock will not be entitled to receive any increased rate of dividend upon a change of control of our company.

Series F/G/H Preferred Stock

Dividends on each share of Series F/G/H preferred stock will be cumulative from, and including, the later of October 15, 2016 or the last dividend payment date and are payable quarterly in arrears on the 15th day of each January, April, July and October, each a dividend payment date, at the applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, the dividend due on such dividend payment date will be paid on the first business day immediately following such dividend payment date.

Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our board. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there must be funds legally available for the payment of such dividends. Accumulations of dividends on Series F/G/H preferred stock will not bear interest and holders of Series F/G/H preferred stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on Series F/G/H preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on Series F/G/H preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any shares of our preferred stock or parity shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set apart on the Series F/G/H preferred stock for all prior dividend periods; provided, however, that if accrued dividends on Series F/G/H preferred stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on Series F/G/H preferred stock for any dividend period and on the Series A/B preferred stock, the Series C/D/E preferred stock and any parity shares will be declared ratably in proportion to accrued and unpaid dividends on the Series F/G/H preferred stock and such Series A/B preferred stock, the Series C/D/E preferred stock and any parity shares. All of our dividends on Series F/G/H preferred stock, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend.

We will not: (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior shares (other than in shares of junior shares); or (ii) redeem, purchase or otherwise acquire for consideration any junior shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of junior shares made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for junior shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our preferred stock and any parity shares at the time such dividends are payable have been paid or funds have been set apart for payment for all past dividend periods.

Special Optional Redemption

Series A/B Preferred Stock

If at any time following a “Series A/B change of control” (as defined above in the section entitled “—Preferred Stock—Dividends—Series A/B Preferred Stock”), the Series A or Series B preferred stock, as the case may be, is not listed on the NYSE or the NYSE MKT or quoted on NASDAQ, we will have the option to redeem our Series A or Series B preferred stock, as applicable, in whole but not in part, within 90 days after the first date on which both the Series A/B change of control has occurred and our Series A or Series B preferred stock, as the case may be, is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared).

Series C/D/E Preferred Stock

Upon the occurrence of a Series C/D/E change of control (as defined below), we may, at our option, redeem the Series C, Series D or Series E preferred stock, as the case may be, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Series C/D/E change of control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a dividend payment record date and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in the redemption price).

If, prior to the Series C/D/E change of control conversion date (as defined below), we have provided notice of our election to redeem some or all of the shares of our Series C, Series D or Series E preferred stock, as the case may be (whether pursuant to the optional redemption right described below or this special optional redemption right), the holders of our Series C, Series D or Series E preferred stock, as the case may be, will not have the conversion right described below with respect to the shares of our Series C, Series D or Series E preferred stock, as the case may be, called for redemption.

A “Series C/D/E change of control” is deemed to occur when, after the issuance of our Series C, Series D or Series E preferred stock, as the case may be, the following have occurred:

•	either: (i) a “person,” including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act, becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; or (ii) the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or (iii) where members of our board immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange; and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange.

Series F/G/H Preferred Stock

Upon the occurrence of a Series F/G/H change of control (as defined below), we will have the option to redeem the Series F, Series G or Series H preferred stock, as the case may be, in whole, at any time, or in part, from time to time, within 120 days after the date on which such Series F/G/H change of control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Series F/G/H change of control, holders of our Series F/G/H preferred stock, as the case may be, will not have the Series F/G/H change of control conversion right described below with respect to the shares of series F, series G or Series H preferred stock, as the case may be, called for redemption.

A “Series F/G/H change of control” will be deemed to have occurred at such time after the original issuance of the Series F, Series G or Series H preferred stock, as the case may be, when the following has occurred:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our securities entitling that person to exercise more than 50% of the total voting power of all shares of our securities entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities representing such securities) listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

Optional Redemption

We may not redeem our preferred stock prior to five years from the date of the original issuance of the applicable series of Colony preferred stock or NRF preferred stock that our preferred stock was exchanged for, which, for our Series A preferred stock, such five year period ended on September 14, 2011; for our Series B preferred stock, such five year period ended on February 7, 2012; for our Series C preferred stock, such five year period will end on October 11, 2017; for our Series D preferred stock, such five year period will end on April 10, 2018; for our Series E preferred stock, such five year period will end on May 15, 2019; for our Series F preferred stock, such five year period will end on March 20, 2017; for our Series G preferred stock, such five year period will end on June 19, 2019; and for or Series H preferred stock, such five year period will end on April 13, 2020, except in certain circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or pursuant to the special optional redemption right, as described below. On or after five years from the date of the original issuance of the applicable series of Colony preferred stock or NRF preferred stock described in this paragraph, we may, at our option, upon not less than 30 days’ nor more than 60 days’ written notice with respect to the Series A/B preferred stock or the Series F/G/H preferred stock, or upon not less than 30 days’ nor more than 90 days’ written notice with respect to the Series C/D/E preferred stock, redeem our preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

Redemption Procedures

A notice of redemption (which may be contingent on the occurrence of a future event) or, with respect to Series F/G/H preferred stock only, a notice of special optional redemption, will be mailed, postage prepaid, not less than 30 days nor more than 60 (or, with respect to the Series C/D/E preferred stock, more than 90) days prior to the redemption date, addressed to the respective holders of record of the applicable series of our preferred stock at their respective addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any shares of our preferred stock except as to the holder to whom notice was defective or not given (unless, solely in connection with either a Series C/D/E change of control such holder elects to tender such holders’ shares). Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of our preferred stock of the applicable series to be redeemed;

•	the place or places where the certificates, if any, representing the shares of our preferred stock are to be surrendered for payment of the redemption price;

•	that distributions on the shares to be redeemed will cease to accrue on such redemption date;

•	that, if applicable, with respect to Series F/G/H preferred stock only, the shares of our Series F, Series G or Series H preferred stock, as the case may be, are being redeemed pursuant to the special optional redemption right in connection with the occurrence of a Series F/G/H change of control and a brief description of the transaction or transactions constituting such Series F/G/H change of control; and

•	if such redemption is being made in connection with a Series C/D/E change of control or a Series F/G/H change of control, that holders of the shares of our Series C, Series D, Series E, Series F, Series G or Series H preferred stock, as the case may be, being so called for redemption will not be able to tender such shares, as the case may be, for conversion in connection with the Series C/D/E change of control or Series F/G/H change of control (as applicable), and that each share of our Series C, Series D, Series E, Series F, Series G or Series H preferred stock, as the case may be, tendered for conversion that is called, prior to the Series C/D/E change of control conversion date or the Series F/G/H change of control conversion date (as applicable), for redemption will be redeemed on the related redemption date instead of converted on the Series C/D/E change of control conversion date or the Series F/G/H change of control conversion date (as applicable).

Notwithstanding the foregoing, no notice of redemption will be required with respect to any shares of Series C/D/E preferred stock where we elect to redeem Series C/D/E preferred stock to preserve our REIT qualification for U.S. federal income tax purposes.

If fewer than all the shares of our preferred stock of the applicable series held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of our preferred stock of the applicable series to be redeemed from such holder. If fewer than all of the outstanding shares of our preferred stock of the applicable series are to be redeemed, the shares to be redeemed must be selected by lot or pro rata or, other than with respect to the Series E preferred stock, by any other method determined by us in our sole discretion to be equitable.

On the redemption date, we must pay on each share of our preferred stock of the applicable series to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior (and in the case of Series A/B preferred stock, up to) the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of shares of preferred stock of the applicable series at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in this paragraph, no payment or allowance will be made for accrued dividends on any shares of preferred stock called for redemption.

If full cumulative dividends on any of the preferred stock and any parity shares have not been paid or declared and set apart for payment, the preferred stock may not be redeemed in part and we may not purchase, redeem or otherwise acquire the preferred stock or any parity shares other than in exchange for junior shares; provided, however, that the foregoing will not prevent the purchase by us of shares held in excess of the limits in our charter in order to ensure that we continue to meet the requirements for qualification as a REIT.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of preferred stock of the applicable series called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of preferred stock of the applicable series on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares will no longer be deemed to be outstanding and all rights of the holders of such shares as holders of preferred stock of the applicable series will cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

The holders of our preferred stock will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of preferred stock, which we refer to as the Liquidation Preference, plus an amount per share of preferred stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders. The rights of the holders of preferred stock to receive the Liquidation Preference will be subject to the rights of the holders of our debt, holders of any equity securities senior in liquidation preference to the preferred stock and the proportionate rights of holders of parity shares or any other securities that rank on parity with the preferred stock.

Until the holders of preferred stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of junior shares upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of parity shares, then such assets, or the proceeds thereof, will be distributed among the holders of preferred stock and any such parity shares ratably in accordance with the respective amounts which would be payable on such preferred stock and any such parity shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities; (ii) a statutory share exchange by our company; or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

Except as indicated below, the holders of preferred stock will have no voting rights.

As used below in this “Voting Rights” section, we refer to the term parity shares to mean: (i) with respect to the Series A/B preferred stock, Series C/D/E preferred stock and Series F/G/H preferred stock any shares that rank on parity with Series A/B preferred stock, Series C/D/E preferred stock and Series F/G/H preferred stock, as applicable, as to the payment of dividends and amounts upon liquidation, dissolution or winding up of our company; and (ii) with respect to any other voting preferred shares, shares designated as on parity with such shares. With respect to voting, the Series A, Series B, Series C, Series D, Series E, Series F, Series G and Series H preferred stock are parity shares of each other.

If and whenever six quarterly dividends (whether or not consecutive) payable on preferred stock or any parity shares are in arrears, whether or not earned or declared, the number of members then constituting our board will be increased by two and the holders of voting preferred shares, voting together as a single class, will have the right to elect two additional board members, which we refer to as the preferred directors, at an annual meeting of stockholders or a properly called special meeting of the holders of the preferred stock and such voting preferred shares and at each subsequent annual meeting of stockholders until all such dividends have been paid and dividends for the then current quarterly period on the preferred stock and such voting preferred shares have been paid or declared and set apart for payment. For the avoidance of doubt, in the election of the two preferred directors, any outstanding shares of Series A/B preferred stock, Series C/D/E preferred stock, Series F/G/H preferred stock and other voting preferred shares will vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series A/B preferred stock, Series C/D/E preferred stock, Series F/G/H preferred stock and other voting preferred shares shall be required to elect each preferred director. Whenever all arrears in dividends on the preferred stock and the voting preferred shares then outstanding have been paid and full dividends on the preferred stock and the voting preferred shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the preferred stock and the voting preferred shares to elect two preferred directors will cease, the terms of office of each preferred director will terminate and the number of members of our board will be reduced accordingly. However, the right of the holders of the preferred stock and the voting preferred shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of preferred stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of its stock is listed.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding preferred stock and all series of voting preferred shares, acting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order: (i) to amend, alter or repeal any provisions of our charter, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of preferred stock or any series of voting preferred shares, unless in connection with any such amendment, alteration or repeal, each share of preferred stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for equity interests of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially the same as those of the preferred stock (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of preferred stock or voting preferred shares, the consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the voting preferred shares as a class); or (ii) to authorize, create, or increase the authorized amount of, any class or series of securities or any security convertible into shares of any class or series having rights senior to the preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of our company.

Information Rights

Series A/B Preferred Stock and Series C/D/E Preferred Stock

During any period in which our company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series A/B preferred stock or Series C/D/E preferred stock are outstanding, we will: (i) transmit by mail to all holders of Series A/B preferred stock and Series C/D/E preferred stock, as their names and addresses appear in the record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A/B preferred stock or Series C/D/E preferred stock we will mail the information to the holders of Series A/B preferred stock and Series C/D/E preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Securities Exchange Act.

Series F/G/H Preferred Stock

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series F/G/H preferred stock are outstanding, we will: (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series F/G/H preferred stock, as their names and addresses appear in the record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series F/G/H preferred stock. We will mail (or otherwise provide) the information to the holders of Series F/G/H preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Conversion Rights of Preferred Stock

Series A/B Preferred Stock

The outstanding shares of Series A/B preferred stock are not convertible into or exchangeable for any other property or securities of our company.

Series C/D/E Preferred Stock

Upon the occurrence of a Series C/D/E change of control, each holder of Series C/D/E preferred stock will have the right, subject to our election, to redeem Series C, Series D or Series E preferred stock, as the case may be, prior to the Series C/D/E change of control conversion date (as defined below), to convert each share of Series C, Series D or Series E preferred stock, as the case may be, held by such holder, which we refer to as the Series C/D/E change of control conversion right, on the Series C/D/E change of control conversion date into a number of shares of Class A common stock, which we refer to as the Series C/D/E common stock conversion consideration, equal to the lesser of: (i) the quotient obtained by dividing (A) the sum of the $25.00 liquidation preference per share of Series C, Series D or Series E preferred stock, as the case may be, plus the amount of any accrued and unpaid dividends thereon to, but not including, the Series C/D/E change of control conversion date (unless the Series C/D/E change of control conversion date occurs after a dividend payment record date and prior to the corresponding dividend payment date for the Series C, Series D or Series E preferred stock, as the case may be, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (B) the common stock price (as defined below); and (ii)(A) with respect to the Series C preferred stock, 8.4585, which we refer to as the Series C share cap; (B) with respect to the Series D preferred stock, 5.8241, which we refer to as the Series D share cap; and (C) with respect to the Series E preferred stock, 3.5403, which we refer to as the Series E share cap and, together with the Series C share cap and the Series D share cap, as the Series C/D/E share cap, subject to adjustments to the share cap for any splits, subdivisions or combinations of Class A common stock. The foregoing share caps will be adjusted in the event that the Colony class A exchange ratio, Colony class B exchange ratio or NRF exchange ratio is adjusted in certain limited circumstances as set forth in the merger agreement.

Except as otherwise required by law, the persons who are the holders of record of shares of Series C, Series D or Series E preferred stock, as the case may be, at the close of business on a dividend payment record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend payment record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend payment record date. Except as provided in this paragraph, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C, Series D or Series E preferred stock, as the case may be, to be converted.

The Series C/D/E share cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A common stock to existing holders of Class A common stock), subdivisions or combinations, in each case which we refer to as a share split, with respect to Class A common stock as follows: the adjusted share cap as the result of a share split will be the number of shares of Class A common stock that is equivalent to the product obtained by multiplying (i) the Series C/D/E share cap in effect immediately prior to such share split by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding immediately after giving effect to such share split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such share split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Series C/D/E alternative conversion consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Series C/D/E change of control conversion right will not exceed the product of the Series C/D/E share cap times the aggregate number of shares of Series C, Series D or Series E preferred stock, as the case may be, issued and outstanding at the Series C/D/E change of control conversion date (or equivalent Series C/D/E alternative conversion consideration, as applicable), or the Series C/D/E exchange cap. The Series C/D/E exchange cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Series C/D/E share cap.

In the case of a Series C/D/E change of control pursuant to which Class A common stock is or will be converted into cash, securities or other property or assets (including any combination thereof), which we refer to as the alternative form consideration, a holder of shares of Series C, Series D or Series E preferred stock, as the case may be, will receive upon conversion of such shares the kind and amount of series C/D/E alternative form consideration which such holder would have owned or been entitled to receive upon the series C/D/E change of control had such holder held a number of shares of Class A common stock equal to the Series C/D/E common stock conversion consideration immediately prior to the effective time of the Series C/D/E change of control, which we refer to as the Series C/D/E alternative conversion consideration; the Series C/D/E common stock conversion consideration or the Series C/D/E alternative conversion consideration, whichever shall be applicable to a Series C/D/E change of control, is referred to as the Series C/D/E Conversion Consideration.

If the holders of Class A common stock have the opportunity to elect the form of consideration to be received in the Series C/D/E change of control, the consideration in respect of such Series C/D/E change of control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Series C/D/E change of control.

We will not issue fractional shares of Class A common stock upon the conversion of shares of Series C, Series D or Series E preferred stock, as the case may be, in connection with a Series C/D/E change of control. Instead, holders will be entitled to receive the cash value of such fractional shares based upon the Series C/D/E common stock price used in determining the Series C/D/E common stock conversion consideration for such Series C/D/E change of control.

Within 15 days following the occurrence of a Series C/D/E change of control, provided that we have not then exercised our right to redeem all outstanding shares of Series C/D/E preferred stock pursuant to the redemption provisions described above, we will provide to holders of Series C, Series D or Series E preferred stock, as the case may be, a notice of occurrence of the Series C/D/E change of control that describes the resulting Series C/D/E change of control conversion right, which notice shall be delivered to the holders of record of our company. This notice will state the following:

•	the events constituting the Series C/D/E change of control;

•	the date of the Series C/D/E change of control;

•	the last date on which the holders of Series C, Series D or Series E preferred stock, as the case may be, may exercise their Series C/D/E change of control conversion right;

•	the method and period for calculating the Series C/D/E common stock price;

•	the Series C/D/E change of control conversion date;

•	that if, prior to the Series C/D/E change of control conversion date, we have provided notice of our election to redeem all or any shares of Series C, Series D or Series E preferred stock, as the case may be, holders will not be able to convert the shares of Series C, Series D or Series E preferred stock, as the case may be, called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series C/D/E change of control conversion right;

•	if applicable, the type and amount of Series C/D/E alternative conversion consideration entitled to be received per share of Series C, Series D or Series E preferred stock, as the case may be;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C, Series D or Series E preferred stock, as the case may be;

•	the procedures that the holders of Series C, Series D or Series E preferred stock, as the case may be, must follow to exercise the Series C/D/E change of control conversion right (including procedures for surrendering shares for conversion through the facilities of The Depository Trust Company or a similar depositary, which we refer to as a Depositary), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series C, Series D or Series E preferred stock, as the case may be, may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C, Series D or Series E preferred stock, as the case may be.

To exercise the Series C/D/E change of control conversion right, the holders of Series C, Series D or Series E preferred stock, as the case may be, will be required to deliver, on or before the close of business on the Series C/D/E change of control conversion date, the certificate(s), if any, representing the shares of Series C, Series D or Series E preferred stock, as the case may be, to be converted, duly endorsed for transfer (or, in the case of any shares of Series C, Series D or Series E preferred stock, as the case may be, held in book-entry form through a Depositary, to deliver, on or before the close of business on the Series C/D/E change of control conversion date, the shares of Series C, Series D or Series E preferred stock, to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Series C/D/E change of control conversion date;

•	the number of shares of Series D or Series E preferred stock, as the case may be, to be converted; and

•	that the shares of Series C, Series D or Series E preferred stock, as the case may be are to be converted pursuant to the applicable provisions of the Series C, Series D or Series E preferred stock, as the case may be.

The “Series C/D/E change of control conversion date” is the date the Series C, Series D or Series E preferred stock, as the case may be, is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C, Series D or Series E preferred stock, as the case may be.

The “Series C/D/E common stock price” is: (i) if the consideration to be received in the Series C/D/E change of control by the holders of Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock; or (ii) if the consideration to be received in the Series C/D/E change of control by holders of Class A common stock is other than solely cash (x) the average of the closing sale prices per share of Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the 10 consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E change of control occurred as reported on the principal U.S. securities exchange on which

Class A common stock is then traded, or (y) the average of the last quoted bid prices for Class A common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E change of control occurred, if Class A common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series C, Series D or Series E preferred stock, as the case may be, may withdraw any notice of exercise of a Series C/D/E change of control conversion right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Series C/D/E change of control conversion date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series C, Series D or Series E preferred stock, as the case may be;

•	if certificated Series C, Series D or Series E preferred stock, as the case may be, has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C, Series D or Series E preferred stock, as the case may be; and

•	the number of shares, if any of Series C, Series D or series E preferred stock, as the case may be, that remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares Series C, Series D or Series E preferred stock, as the case may be, are held in book-entry form through the Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Series C, Series D or Series E preferred stock, as the case may be, as to which the Series C/D/E change of control conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series C/D/E Conversion Consideration in accordance with the Series C/D/E change of control conversion right on the change of control conversion date, unless prior to the Series C/D/E change of control conversion date we have provided notice of our election to redeem some or all of the shares of Series C, Series D or Series E preferred stock, as the case may be, in which case only the shares of Series C, Series D or Series E preferred stock, as the case may be, properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C, Series D or Series E preferred stock, as the case may be, that would otherwise be converted into the applicable Series C/D/E Conversion Consideration on a Series C/D/E change of control conversion date, such shares of Series C, Series D or Series E preferred stock, as the case may be, will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Series C/D/E change of control conversion date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Series C/D/E change of control conversion date.

Notwithstanding any other provision of the Series C, Series D or Series E preferred stock, as the case may be, no holder of Series C, Series D or Series E preferred stock, as the case may be, will be entitled to convert such shares of the Series C, Series D or Series E preferred stock, as the case may be, into shares of Class A common stock or the Series C/D/E alternative conversion consideration, as the case may be, to the extent that receipt of such shares of Class A common stock or the Series C/D/E alternative conversion consideration would cause such holder (or any other person) to exceed the applicable share ownership restrictions contained in our charter or the governing document of the surviving entity, as the case may be, unless we provide an exemption from this limitation to such holder pursuant to our charter or such governing document of the surviving entity.

The Series C/D/E change of control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Series C/D/E change of control, the Series C/D/E preferred stock is not convertible into or exchangeable for any other securities or property.

Series F/G/H Preferred Stock

Upon the occurrence of a Series F/G/H change of control, each holder of Series F, Series G and Series H preferred stock will have the right, subject to our special optional redemption right, to convert some or all of the shares of our Series F, Series G and Series H preferred stock, as the case may be, held by such holder, which we refer to as the Series F/G/H change of control conversion right, on the relevant Series F/G/H change of control conversion date (as defined below) into a number of shares of Class A common stock per share of Series F, Series G and Series H preferred stock, as the case may be, which we refer to as the Series F/G/H common stock conversion consideration, equal to the lesser of: (i) the quotient obtained by dividing (A) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Series F/G/H change of control conversion date (as defined below), except if such Series F/G/H change of control conversion date is after a record date for a dividend payment for the Series F, Series G or Series H preferred stock, as the case may be, and prior to the corresponding dividend payment date for the Series F, Series G or Series H preferred stock, as the case may be, in which case the amount pursuant to this clause (A)(y) shall equal $0.00 in respect of such dividend, by (B) the Series F/G/H common stock price, such quotient we refer to as the conversion rate; and (ii)(A) with respect to the Series F preferred stock, 4.3718, which we refer to as the Series F share cap; (B) with respect to the Series G preferred stock, 3.2936, which we refer to as the Series G share cap; and (C) with respect to the Series H preferred stock, 2.8198, which we refer to as the Series H share cap and, together with the Series F share cap and the Series G share cap, as the Series F/G/H share cap. The foregoing share caps will be adjusted in the event that the Colony class A exchange ratio, Colony class B exchange ratio or NRF exchange ratio is adjusted in certain limited circumstances as set forth in the merger agreement.

The Series F/G/H share cap is subject to pro rata adjustments for any share splits with respect to Class A common stock as follows: the adjusted Series F/G/H share cap as the result of a share split will be the number of shares of Class A common stock that is equivalent to the product of (i) the Series F/G/H share cap in effect immediately prior to such share split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such share split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such share split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A common stock (or equivalent Series F/G/H alternative conversion consideration (as defined below), as applicable) issuable in connection with the exercise of the Series F/G/H change of control conversion right will not exceed: (i) with respect to Series F preferred stock, 44,067,477 shares of Class A common stock (or equivalent Series F/G/H alternative conversion consideration, as applicable), which we refer to as the Series F exchange cap; (ii) with respect to the Series G preferred stock, 11,362,931 shares of Class A common stock (or equivalent Series F/G/H alternative conversion consideration, as applicable), which we refer to as the Series G exchange cap; and (iii) with respect to the Series H preferred stock, 32,428,178 shares of Class A common stock (or equivalent Series F/G/H alternative conversion consideration, as applicable), which we refer to as the Series H exchange cap and, together with the Series F exchange cap and the Series G exchange cap, as the exchange cap. The exchange cap is subject to pro rata adjustments for any share splits with respect to Class A common stock as follows: the adjusted exchange cap as the result of a share split will be the number of shares of Class A common stock that is equivalent to the product of (i) the exchange cap in effect immediately prior to such share split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A common stock outstanding after giving effect to such share split and the denominator of which is the number of shares of Class A common stock outstanding immediately prior to such share split. The foregoing exchange caps will be adjusted in the event that the Colony class A exchange ratio, Colony class B exchange ratio or NRF exchange ratio is adjusted in certain limited circumstances as set forth in the merger agreement.

In the case of a Series F/G/H change of control as a result of which holders of Class A common stock are entitled to receive consideration other than solely shares of Class A common stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Class A common stock, which we refer to as the Series F/G/H alternative form consideration, a holder of Series F, Series G or Series H preferred stock, as the case may be, will be entitled thereafter to convert (subject to our special optional redemption right) such shares of Series F, Series G or Series H preferred stock, as the case may be, not into Class A common stock but solely into the kind and amount of Series F/G/H alternative form consideration which the holder of Series F, Series G or Series H preferred stock, as the case may be, would have owned or been entitled to receive upon such Series F/G/H change of control as if such holder of Series F, Series G or Series H preferred stock, as the case may be, then held the Series F/G/H common stock conversion consideration immediately prior to the effective time of the Series F/G/H change of control, which we refer to as the Series F/G/H alternative conversion consideration, and the Series F/G/H common stock conversion consideration or the Series F/G/H alternative conversion consideration, as may be applicable to a Series F/G/H change of control, is referred to as the Series F/G/H Conversion Consideration.

If the holders of Class A common stock have the opportunity to elect the form of consideration to be received in such Series F/G/H change of control, the Series F/G/H Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be.

We will not issue fractional shares of Class A common stock upon the conversion of Series F, Series G or Series H preferred stock, as the case may be. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Series F/G/H change of control, we will provide to holders of Series F/G/H preferred stock a notice of occurrence of the Series F/G/H change of control that describes the resulting Series F/G/H change of control conversion right. This notice will state the following:

•	the events constituting the Series F/G/H change of control;

•	the date of the Series F/G/H change of control;

•	the last date on which the holders of Series F/G/H preferred stock may exercise their Series F/G/H change of control conversion right;

•	the method and period for calculating the Series F/G/H common stock price;

•	the Series F/G/H change of control conversion date, which will be a business day occurring within 20 to 35 days following the date of the notice;

•	if applicable, the type and amount of Series F/G/H alternative conversion consideration entitled to be received per share of Series F, Series G or Series H preferred stock, as may be the case;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series F/G/H preferred stock must follow to exercise the Series F/G/H change of control conversion right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of our Series F, Series G or Series H preferred stock, as the case may be.

In order to exercise the Series F/G/H change of control conversion right, the holders of Series F, Series G or Series H preferred stock, as the case may be, will be required to deliver, on or before the close of business on the Series F/G/H change of control conversion date, the certificates (if any) evidencing shares of Series F, Series G or Series H preferred stock, as may be the case, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Series F/G/H change of control conversion date;

•	the number of shares of Series F, Series G or Series H preferred stock, as may be the case, to be converted; and

•	that the shares of Series F, Series G or Series H preferred stock, as may be the case, are to be converted pursuant to the applicable provisions of the Series F, Series G or Series H preferred stock, as applicable.

The “Series F/G/H change of control conversion date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series F/G/H preferred stock.

Holders of Series F, Series G or Series H preferred stock, as may be the case, may withdraw any notice of exercise of a Series F/G/H change of control conversion right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the change of control conversion date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series F, Series G or Series H preferred stock, as may be the case;

•	if certificated shares of Series F, Series G or Series H preferred stock, as may be the case, have been issued, the certificate numbers of the withdrawn shares of Series F, Series G or Series H preferred stock, as applicable; and

•	the number of shares, if any, of Series F, Series G or Series H preferred stock, as may be the case, that remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series F, Series G or Series H preferred stock, as may be the case, are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of the Depositary.

Series F, Series G or Series H preferred stock, as may be the case, as to which the Series F/G/H change of control conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series F/G/H Conversion Consideration in accordance with the Series F/G/H change of control conversion right on the Series F/G/H change of control conversion date.

In connection with the exercise of any Series F/G/H change of control conversion right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series F, Series G or Series H preferred stock, as may be the case, into Class A common stock. Notwithstanding any other provision of Series F, Series G or Series H preferred stock, as may be the case, no holder of Series F, Series G or Series H preferred stock, as may be the case, will be entitled to convert such shares of the Series F, Series G or Series H preferred stock for Class A common stock to the extent that receipt of such Class A common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter.

The “Series F/G/H common stock price” will be: (i) if the consideration to be received in the Series F/G/H change of control by holders of Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock; (ii) if the consideration to be received in the change of control by holders of Class A common stock is other than solely cash, the average of the closing price per share of Class A common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Series F/G/H change of control; and (iii) if there is not a readily determinable closing price for Class A common stock or Series F/G/H alternative form consideration, the fair market value of Class A common stock or such Series F/G/H alternative form consideration (as determined by our board or a committee thereof).

Transfer Restrictions

For our company to qualify as a REIT under the Code, our securities must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the number of shares of our securities that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of our securities, which we refer to as the aggregate stock ownership limit. In addition, no person, including entities, may acquire or hold, directly or indirectly, shares of our common stock in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock and Performance common stock, which we refer to as the common stock ownership limit and, together with the aggregate stock ownership limit, we refer to as the ownership limits.

Our charter further prohibits: (i) any person from beneficially or constructively owning shares of our securities that would result in us (A) being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year); (B) owning (directly or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code if the income derived by our company (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year during which such determination is made would reasonably be expected to equal or exceed the lesser of either (1) 1% of our gross income (as determined for purposes of Section 856(c) of the Code); or (2) the amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; or (C) otherwise failing to qualify as a REIT; and (ii) any person from transferring stock of our company if the transfer would result, if effective, in our securities being owned by fewer than 100 persons. Any person who acquires or who attempts or intends to acquire shares of our securities that may violate any of these restrictions or who is the intended transferee of shares of our securities, which are transferred to a trust as described below is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

The above restrictions will not apply if our board determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT (or that compliance is no longer required for REIT qualification). Our board, in its sole discretion, may exempt (prospectively or retroactively) a person from the ownership limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter. Additionally, our board may increase or decrease the ownership limits for one or more persons and increase or decrease the ownership limits for all other persons subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.

Any attempted transfer of shares of our securities that would result in shares of our securities being owned by fewer than 100 persons will be null and void, and the intended transferee will acquire no rights in such shares. Any attempted transfer of shares of our securities which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in the shares. If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of our securities that otherwise would cause the violation will be null and void, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer.

Shares of our securities held in a trust pursuant to our charter will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our securities held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our securities held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary or beneficiaries. Any dividend or other distribution paid with respect to shares of our securities prior to the discovery by us that shares have been transferred to the trustee must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary or beneficiaries. Subject to Maryland law, effective as of the date that the shares of our securities are transferred to the trust, the trustee will have the authority, at the trustee’s sole and absolute discretion, to: (i) rescind as void any vote cast by the proposed transferee prior to the discovery by us that the shares have been transferred to the trustee; and (ii) recast the vote. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. Our board may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred, if necessary to protect our qualification as a REIT. Furthermore, our charter grants our board the authority to take other actions, including the redemption of shares of stock, that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.

Within 20 days of receiving notice from or company that shares of our securities have been transferred to the trust, the trustee of the trust will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee, net of any commission and other expenses of sale, from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our securities have been transferred to the trustee, the shares are sold by the proposed transferee, then: (i) the shares will be deemed to have been sold on behalf of the trust; and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he, she or it was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our securities held in the trust will be deemed to have been offered for sale to our company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our securities will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding securities of our company is required, within 30 days after the end of each taxable year, to give us written notice stating his, her or its name and address, the number of shares of each class and series of our securities which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as it may request in order to determine the effect, if any, of his beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must be required to provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for preferred stock is American Stock Transfer & Trust Company, LLC.

Listing

Our preferred stock is listed for trading on the NYSE. Our Series A preferred stock is listed under the symbol “CLNSPrA”; our Series B preferred stock is listed under the symbol “CLNSPrB”; our Series C preferred stock is listed under the symbol “CLNSPrC”; our Series D preferred stock is listed under the symbol “CLNSPrD”; our Series E preferred stock is listed under the symbol “CLNSPrE”; our Series F preferred stock is listed under the symbol “CLNSPrF”; our Series G preferred stock is listed under the symbol “CLNSPrG”; and our Series H preferred stock is listed under the symbol “CLNSPrH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

With certain exceptions, our charter generally provides that no person may own, actually or constructively, in excess of 9.8% of the aggregate of the outstanding shares of our capital stock (as defined in our charter) by value, or 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock (as defined in our charter). Holders of our depositary shares will be subject to the same restrictions as holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

With certain exceptions, our charter generally provides that no person may own, actually or constructively, in excess of 9.8% of the aggregate of the outstanding shares of our capital stock (as defined in our charter) by value or 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock (as defined in our charter). Holders of warrants to purchase our Class A common stock or our preferred stock will, upon exercise of the warrant, be subject to these ownership limits. Such limits could restrict the warrant holder’s ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares Class A common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

With certain exceptions, our charter generally provides that no person may own, actually or constructively, in excess of 9.8% of the aggregate of the outstanding shares of our capital stock (as defined in our charter) by value or 9.8% (in value or number, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock (as defined in our charter). Holders of rights to purchase our Class A common stock will, upon exercise of the rights, be subject to these ownership limits. Such limits could restrict the rights holder’s ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our capital stock (as defined in our charter) by value, or 9.8% of the aggregate of the outstanding shares of our common stock (as defined in our charter) by value or by number of shares, whichever is more restrictive. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a)1% of our gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person, prospectively or retroactively, from the aggregate stock ownership limit or the common stock ownership limit (together, the “ownership limits”) described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase or decrease the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limits, such person known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limits, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the aggregate stock ownership limit. In addition, each stockholder shall upon demand be required to provide to us such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our Class A common stock, preferred stock, and depositary shares (for purposes of this section only, collectively referred to as “stock”). As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only Colony NorthStar, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we have operated and will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders, as defined below, whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	REITs;

•	trusts and estates;

•	holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our stock through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This summary assumes that stockholders hold shares of our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND OF YOU AS A HOLDER OF OUR STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF OUR STOCK WILL DEPEND ON SUCH HOLDER’S PARTICULAR TAX CIRCUMSTANCES.

YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND SALE OF OUR STOCK AND OF ITS INTENDED ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Colony NorthStar

We intend to elect to be taxed as a REIT under the U.S. federal income tax laws commencing with its taxable year ending December 31, 2017. The Company believes that it has been organized and will be organized and has operated and will continue to operate in a manner that will allow it to qualify as a REIT commencing with such taxable year. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. We have received an opinion of Hogan Lovells US LLP to the effect that the Company is organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and its proposed method of operation will enable it to qualify as a REIT for its taxable year ending December 31, 2017 and in the future. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, the nature and value of our assets (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the types of income we earn in each taxable year (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the past, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, and have made specific factual representations about our future performance to Hogan Lovells US LLP, given the highly complex nature of the rules governing REITs, the ongoing importance and subjectivity of factual determinations, and the possibility of future changes in our circumstances, no assurance has been given or can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed only as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our holders of securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of ownership by holders of our securities and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Hogan Lovells US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination, whether for past, current, or future periods, and based upon the types of assets that we own and intend to own, such values can vary rapidly, significantly and unpredictably. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, the income we earn from our assets may not be earned when or in the proportions anticipated. For example, we may encounter situations in which a relatively small investment generates a higher than expected return in a particular year (or vice versa). A discussion of the tax consequences of the failure to qualify as a REIT and certain alternatives is included below in the section entitled “—Failure to Qualify.”

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we have been or will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

Provided that we qualify as a REIT, we will be entitled at the REIT level to a deduction from our taxable income for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax at the REIT level on our taxable income that is currently distributed to holders of our securities. This treatment substantially eliminates the “double taxation” at the REIT and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders. By contrast, we do and will pay U.S. federal and state corporate income tax on the net taxable income of our “taxable REIT subsidiaries.” Due to the nature of the assets in which we invest, we expect our taxable REIT subsidiaries will have a material amount of assets and net taxable income.

Most holders who are individual U.S. holders (as defined below) are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. holders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Taxable U.S. Stockholders of Colony NorthStar—Taxation of U.S. Stockholders on Distributions of Our Stock .”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to holders of our securities, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Taxable U.S. Stockholders of Colony NorthStar.”

If the Company qualifies as a REIT, it generally will not be subject to U.S. federal income tax on the taxable income that it distributes to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, the Company will be subject to federal tax in the following circumstances:

•	the Company will pay U.S. federal income tax on any taxable income, including net capital gain, that it does not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	the Company may be subject to the “alternative minimum tax” on any items of tax preference that it does not distribute or allocate to stockholders.

•	the Company will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that it holds primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	the Company will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, by an entity other than a taxable REIT subsidiary, which we refer to as a TRS, if such property is held primarily for sale to customers in the ordinary course of business.

•	if the Company fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below in the section entitled “—Requirements for Qualification—Gross Income Tests,” and nonetheless continues to qualify as a REIT because it meets other requirements, it will pay a 100% tax on: o the greater of the amount by which it fails the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect its profitability.

•	if the Company fails any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below in the section entitled “—Requirements for Qualification—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, the Company files a description of each asset that caused such failure with the IRS, and the Company disposes of the assets or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure, it will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests in order to remain qualified as a REIT.

•	if the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure in order to remain qualified as a REIT.

•	if the Company fails to distribute during a calendar year at least the sum of: (i) 85% of its REIT ordinary income for the year; (ii) 95% of its REIT capital gain net income for the year; and (iii) any undistributed taxable income required to be distributed from earlier periods, the Company will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount it actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	the Company may elect to retain and pay income tax on its net long-term capital gain. In that case, to the extent that the Company made a timely designation of such gain, a U.S. stockholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax the Company paid.

•	the Company will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•

if the Company acquires any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which the Company acquires a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, the Company will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset, provided no election is made for the transaction to be taxable on a current basis. This tax will generally apply to gain recognized with respect to assets that the Company holds as of the effective date of its REIT election (January 1, 2017) if such gain is recognized during the 10-year period following such effective date or it may apply if the Company were to engage in (or, potentially, become a successor to an entity that had engaged in) a tax-free spin-off transaction under Section 355 of the Code within 10 years of such effective date. The amount of gain on which the Company would pay tax in the foregoing circumstances is the lesser of:

•	the amount of gain that the Company recognizes at the time of the sale or disposition (or would have recognized if, at the time of a spin-off transaction described above, the Company had disposed of the applicable asset); and

•	the amount of gain that the Company would have recognized if it had sold the asset at the time the Company acquired it, assuming that the C corporation will not elect in lieu of this treatment an immediate tax when the asset is acquired.

•	the Company may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet recordkeeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in the section entitled “—Requirements for Qualification—Recordkeeping Requirements.”

•	the earnings of the Company’s lower-tier entities that are subchapter C corporations, excluding any qualified REIT subsidiaries, which we refer to as QRSs, but including domestic TRSs, are subject to federal corporate income tax.

•	if the Company owns a residual interest in a real estate mortgage investment conduit, which we refer to as a REMIC, it will be taxable at the highest corporate rate on the portion of any excess inclusion income that it derives from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that the Company owns a REMIC residual interest or a taxable mortgage pool through a TRS, it will not be subject to this tax. For a discussion of “excess inclusion income,” refer below to the section entitled “—Requirements for Qualification—Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

In addition, the Company and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on its assets and operations. The Company could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as described further below, the Company’s TRSs will be subject to federal, state and local corporate income tax on their taxable income. Due to the nature of the assets in which the Company intends to invest, the Company expects that its TRSs will have a material amount of assets and net taxable income.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9. It uses a calendar year for U.S. federal income tax purposes.

The Company must meet requirements 1 through 4, 8 and 9 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will begin applying to the Company with its 2018 taxable year. If the Company complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, it will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. The Company expects to issue sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, the Company’s charter restricts the ownership and transfer of our stock so that it should continue to satisfy these requirements. To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. For purposes of requirement 9, we have adopted December 31 as our year end, and thereby satisfy this requirement.

Relief from Violations; Reasonable Cause

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Qualified REIT Subsidiaries. A corporation that is a QRS is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the REIT. A QRS is a corporation, other than a TRS, all the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any QRS that the Company owns will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as the Company’s assets, liabilities and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, the Company’s proportionate share of the assets, liabilities and items of income of its operating partnership, which the Companies currently expect to be Colony OP, and any other partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which it has acquired or will acquire an interest, directly or indirectly, or a subsidiary partnership, will be treated as its assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in the section entitled “—Asset Tests”), the Company’s proportionate share is based on its proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, the Company’s proportionate share is based on its proportionate interest in the capital of the partnership.

The Company expects to acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which the Company owns an interest takes or expects to take actions that could jeopardize its qualification as a REIT or require it to pay tax, the Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Company to fail a REIT gross income or asset test, and that the Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the Company could fail to qualify as a REIT unless it was able to qualify for a statutory REIT “savings” provision, which may require it to pay a significant penalty tax to maintain its REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS.

A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such TRSs in determining the parent REIT’s compliance with the REIT requirements, TRSs may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or a health care facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or a qualified health care property solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified lodging facility or qualified health care property, any independent contractor (as defined in Section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. The Company expects to acquire equity interests in health care properties and lodging facilities. The Company may lease qualified health care properties or qualified lodging facilities to a TRS of the Company, which TRS will, in turn, engage “eligible independent contractors” to operate such properties. We may also own health care properties or lodging facilities through a TRS, which would engage “eligible independent contractors” to operate such facilities. We intend to take all steps reasonably practicable to ensure that no TRS will engage in “operating” or “managing” its health care properties or lodging facilities and that the management companies engaged to operate such health care properties or lodging facilities will qualify as “eligible independent contractors.”

Domestic TRSs are subject to U.S. federal income tax, and state and local income tax, where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to the Company. If dividends are paid to the Company by its domestic TRSs, then the dividends it pays to our stockholders who are taxed at individual rates, up to the amount of dividends it receives from its domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

We expect to hold a significant amount of assets in one or more TRSs, but will be subject to the limitation that securities in TRSs may not represent more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of the Company’s total assets. There can be no assurance that we will be able to comply with the 25% or 20% limitations.

In general, the Company intends that loans that it originates or acquires with an intention of selling in a matter than might expose it to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. Refer to the section entitled “—Gross Income Tests—Prohibited Transactions.” It is possible that such a TRS through which sales of securities are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, a TRS would generally mark all the securities it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such securities with respect to such taxable year as if they had been sold for that value on that day. In addition, a TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

We intend to make TRS elections with respect to certain foreign TRSs, including any issuers of collateralized debt obligations and other foreign TRSs. The Code and Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. the Company’s foreign TRSs intend to rely on such exemption and do not intend to operate so as to be subject to U.S. federal income tax on their net income. Therefore, despite their status as TRSs, the Company’s foreign TRSs generally would not be subject to federal corporate income tax on their earnings. No assurance can be given, however, that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that the Company’s foreign TRSs would have available to distribute to the Company and to pay to their creditors. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that our foreign TRSs will hold U.S. real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

Certain U.S. stockholders of certain non-U.S. corporations, such as the Company’s foreign TRSs, are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We generally will be required to include in income, on a current basis, the earnings of its foreign TRSs. For a discussion of the treatment of the income inclusions from the Company’s foreign TRSs under the gross income tests, refer to the section entitled “—Gross Income Tests.”

Subsidiary REITs. We expect to acquire in the Mergers investments (directly or indirectly) in one or more entities that intend to qualify as REITs or to make similar investments in the future. We believe that each such REIT that we will acquire in the Mergers or thereafter will operate in a manner to permit us to qualify for taxation as a REIT for U.S. federal income tax purposes and that stock in any such REIT will thus be a qualifying asset for purposes of the 75% asset test. However, if any such REIT fails to qualify as a REIT then (i) the entity would become subject to regular corporate income tax, as described herein (refer below to the section entitled “—Failure to Qualify”) and (ii) the Company’s equity interest in such entity would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test and the 10% vote or value test generally applicable to the Company’s ownership in corporations other than REITs, QRSs or TRSs (refer below to the section entitled “—Asset Tests”). If such an entity failed to qualify as a REIT, it is possible that we would not meet the 75% asset test, the 5% asset test, and/or the 10% vote or value test with respect to its interest in such entity, in which event we would fail to qualify as a REIT, unless we qualified for certain relief provisions.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, which we refer to as a TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by the Company may give rise to TMPs, with the consequences described in the next paragraph.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. It is possible that, based on future financing structures or investments, we would have a QRS that is a TMP or a subsidiary that is a REIT and a TMP or a separate corporation that is taxable as a corporation.

If the Company has an investment in an arrangement that is classified as a TMP, that TMP arrangement will be subject to tax as a separate corporation unless the Company owns 100% of the equity in such TMP arrangement. Whether an arrangement is or is not a TMP may not be susceptible to precise determination. If an investment in which the Company owns an interest is characterized as a TMP and thus as a separate corporation, the Company will satisfy the 100% ownership requirement only so long as it owns all classes of securities that for tax purposes are characterized as equity, which is often an uncertain factual issue and in any event is unlikely in the Company’s case given that it expects to generally hold its assets through the Company’s operating partnership. Accordingly, if an investment in which the Company owns an interest is characterized as a TMP and thus a separate corporation, the Company may be unable to comply with the REIT asset tests that restrict its ability to own most corporations. A portion of the REIT’s income from a TMP arrangement that is not taxed as a separate corporation, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, the Company intends to make such determinations based on what it believes to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	in the case of a stockholder that is a REIT, a regulated investment company or a common trust fund or other pass-through entity, is considered excess inclusion income of such entity;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax;

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

•	is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, regulated investment company or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Gross Income Tests

The Company must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of the Company’s gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of its debt with a maturity date of at least five years and that it receives during the one-year period beginning on the date on which it received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for purposes of the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, in general, at least 95% of the Company’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. For purposes of the 95% gross income test, gain from the sale of securities includes gain from the sale of a debt instrument issued by a “publicly offered REIT” even if not secured by real property or an interest in real property. Gross income from the sale of property that the Company holds primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, which we refer to as COD, income is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “qualified hedging transactions,” as defined below in “—Hedging Transactions,” that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. Refer below to the section entitled “—Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to the Company.

Rents from Real Property

Rent that the Company receives from its real property will qualify as “rents from real property” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents the Company receives from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either: (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space; or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an eligible independent contractor, as defined above in “—Taxable REIT Subsidiaries,” to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, the Company generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the Company does not derive revenue. However, the Company may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, the Company may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as its income from the services (valued at not less than 150% of the Company’s direct cost of performing such services) does not exceed 1% of its income from the related property. Furthermore, the Company may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to its tenants without tainting its rental income for the related properties. Refer to the section entitled “—Taxable REIT Subsidiaries.”

Unless the Company determines that the resulting nonqualifying income under any of the following circumstances, taken together with all other nonqualifying income earned by it in the taxable year, will not jeopardize its qualification as a REIT, the Company does not intend to:

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease;

•	rent any property to a related party tenant, including, except with respect to qualified health care properties and qualified lodging facilities, a TRS;

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above; or

•	directly perform services considered to be noncustomary or provided for the tenant’s convenience.

With respect to the Company’s health care properties and lodging facilities leased to one of its TRSs, for the rent paid pursuant to the leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, Section 7701(e) of the Code provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

The Company intends to structure its health care property and lodging facility leases to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:

•	the property owning entity and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the property other than the cost of certain capital expenditures, and dictates through the property manager, who works for the lessee during the terms of the lease, how the property is operated and maintained;

•	the lessee bears all of the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the property during the term of the lease;

•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

•	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property or (B) the lessee’s use, management, maintenance or repair of the property;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the property under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the property manager, who works for the lessee during the terms of the leases, operates the property;

•	the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of the lease; and

•	upon termination of the lease, the property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, a lease were recharacterized as a service contract or partnership agreement, rather than a true lease, or disregarded altogether for tax purposes, all or part of the payments that the lessor receives from the lessee would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.”

As indicated above, “rents from real property” must not be based in whole or in part on the income or profits of any person. The Company intends to structure its health care property and lodging facility leases such that the leases provide for periodic payments of a specified base rent plus, to the extent that it exceeds the base rent, additional rent which is calculated based upon the gross revenues of the facilities subject to the lease, plus certain other amounts. Payments made pursuant to these leases should qualify as “rents from real property” since they are generally based on either fixed dollar amounts or on specified percentages of gross sales fixed at the time the leases were entered into. The foregoing assumes that the leases will not be renegotiated during their term in a manner that has the effect of basing either the percentage rent or base rent on income or profits.

The foregoing also assumes that the leases are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the leases will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice. It is the Company’s intention not to renegotiate the percentages used to determine the percentage rent during the terms of the leases in a manner that has the effect of basing rent on income or profits. In addition, the Company intends to structure its leases to ensure that the rental provisions and other terms of the leases conform with normal business practice and are not intended to be used as a means of basing rent on income or profits.

The Company expects to lease certain items of personal property to its TRS lessees in connection with its lodging facility leases. Under the Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. The Company expects that, with respect to its lodging facility leases, either the amount of rent attributable to personal property will not exceed 15% of the total rent due under the lease (determined under the law in effect for the applicable period), or, if the rent attributable to personal property constitutes nonqualifying income, such amounts, when taken together with all other nonqualifying income earned by Colony NorthStar, will not jeopardize its qualification as a REIT.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan), including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date the Company agreed to acquire or originate the loan; or (ii) as discussed further below, in the event of a “significant modification,” the date the Company modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real property that is security for the loan. As discussed further below, IRS guidance provides that the Company does not need to redetermine fair market value of the real property securing the loan in connection with a loan modification that is occasioned by a borrower default or made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the loan.

The Company may invest in loans secured by real property that is under construction or being significantly improved, in which case the value of the real estate that is security for the loan will be the fair market value of the land plus the reasonably estimated cost of the improvements or developments (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan) which will secure the loans and which are to be constructed from proceeds of the loan.

The Company intends to originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the Company expects that some of its mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that the Company originates or acquires do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

The Company and its subsidiaries also expect to hold certain participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans originated by other lenders. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. The Company expects that its (and its subsidiaries’) participation interests generally will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments generally will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge the Company’s treatment of its participation interests.

Many of the terms of the mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting the mortgage-backed securities that the Company expects to acquire have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which the Company will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of the Company’s loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent the Company significantly modifies loans in a manner that does not qualify for that safe harbor, it will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, the Company generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge the Company’s internal valuations. If the terms of the Company’s mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting its mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, the Company could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

The Company and its subsidiaries also may acquire distressed mortgage loans. Revenue Procedure 2014-51 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2014-51 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the debt). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of personal property securing a mortgage loan. The Company intends to invest in distressed mortgage loans in a manner that consistent with qualifying as a REIT.

The Company and its subsidiaries expect to succeed to certain sale and repurchase agreements under which it nominally sells certain mortgage assets to a counterparty and simultaneously enters into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, the Company believes that it will be treated for purposes of the REIT gross income and asset tests (refer below to the section entitled “—Asset Tests”) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that record ownership of the assets is transferred to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that the Company does not own the mortgage assets during the term of the sale and repurchase agreement, in which case its ability to qualify as a REIT could be adversely affected.

The Company may invest in agency securities that are pass-through certificates. The Company expects that any such agency securities will be treated as either interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, the Company would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that such loan is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from such REMIC interests generally will be treated as qualifying income for purposes of the 75% gross income test. As discussed above, however, if less than 95% of the assets of the REMIC are real estate assets then only a proportionate part of the income derived from the Company’s interest in the REMIC will qualify for purposes of the 75% gross income tests. To the extent that a REMIC interest includes an imbedded interest swap or cap contract or other derivative instrument, such derivative instrument could produce nonqualifying income for purposes of the 75% gross income test. The Company expects that substantially all of its income from agency securities will be qualifying income for purposes of the 75% and 95% gross income tests.

Dividends; Subpart F Income

The Company’s share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which it owns an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. the Company’s share of any dividends received from any other REIT in which it owns an equity interest, including any subsidiary REIT, will be qualifying income for purposes of both gross income tests.

In addition, the Company may be required to include in gross income its share of “Subpart F income” of one or more foreign (non-U.S.) corporations in which it invests, including its foreign TRSs, regardless of whether it receives distributions from such corporations. The Company will treat certain income inclusions received with respect to equity investments in foreign TRSs as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test. Those private letter rulings can only be relied upon by the taxpayers to whom they were issued. No assurance can be provided that the IRS will not successfully challenge the Company’s treatment of such income inclusions.

Fee Income

The Company expects to receive various fees in connection with its operations. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits. Other fees, such as origination and servicing fees, fees for acting as a broker-dealer and fees for managing investments for third parties, are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Hedging Transactions

From time to time, the Company and its subsidiaries expect to enter into hedging transactions with respect to one or more of its assets or liabilities. The Company’s hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Income and gain from “qualified hedging transactions” are excluded from gross income for purposes of the 75% and 95% gross income tests. A “qualified hedging transaction” includes: (i) any transaction entered into in the normal course of the Company’s trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain); and (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. The Company will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction. The Company intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

COD Income

From time to time, the Company and its subsidiaries may recognize COD income, in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The Company expects that none of its assets will be held primarily for sale to customers and that a sale of any of its assets will not be in the ordinary course of its business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either: (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies; (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year; (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year; (iv)(A) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (B) the three-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10%; or (v)(A) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (B) the three-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

No assurance can be given that any property that the Company sells will not be treated as property held “primarily for sale to customers in the ordinary course of a trade or business” or that the Company will be able to comply with the safe harbor when disposing of assets. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. The Company intends to structure its activities to avoid transactions that would result in a material amount of prohibited transaction tax.

Foreclosure Property

The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

The Company may acquire properties as a result of foreclosure or otherwise reducing the property to ownership when default has occurred or is imminent and may make foreclosure property elections with respect to some or all of those properties if such election is available (which may not be the case with respect to acquired “distressed loans”).

Cash/Income Differences/Phantom Income

Due to the nature of the assets in which the Company intends to invest, the Company may be required to recognize taxable income from those assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

The Company may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. The Company may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If the Company collects less on the debt instrument than its purchase price plus the market discount it had previously reported as income, it may not be able to benefit from any offsetting loss deductions.

The Company may acquire mortgage-backed securities that have been issued with original issue discount. In general, the Company will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed security, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and the Company will be taxed based on the assumption that all future payments due on the mortgage-backed security in question will be made. If all payments on the mortgage-backed securities are not made, the Company may not be able to benefit from any offsetting loss deductions.

In addition, pursuant to its investment strategy, the Company may acquire distressed debt instruments and subsequently modify such instruments by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to the Company in a debt-for-debt exchange with the borrower. In that event, the Company may be required to recognize income to the extent the principal amount of the modified debt exceeds its adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer, as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS generally would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or mortgage-backed securities acquired by the Company are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, the Company may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the Company may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

The Company may also be required under the terms of indebtedness that it incurs to private lenders or otherwise to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of its securities.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that the Company may have substantial taxable income in excess of cash available for distribution. In that event, the Company may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. Refer below to the section entitled “—Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

If the Company fails to satisfy one or both of the gross income tests for any taxable year, it nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	the Company’s failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, the Company files a schedule of the sources of its income with the IRS.

The Company cannot predict, however, whether in all circumstances it would qualify for the relief provisions. In addition, as discussed above in the section entitled “—Taxation of Colony NorthStar,” even if the relief provisions apply, the Company would incur a 100% tax on the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test, in each case, multiplied by a fraction intended to reflect its profitability.

Asset Tests

To qualify as a REIT, the Company also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of its total assets must consist of:

•	cash or cash items, including certain receivables and money market funds;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”;

•	investments in stock or debt instruments during the one-year period following the Company’s receipt of new capital that it raises through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if the Company held such assets, the Company will be treated as holding directly its proportionate share of the assets of such REMIC.

Second, of the Company’s investments not included in the 75% asset class, the value of its interest in any one issuer’s securities may not exceed 5% of the value of its total assets, which we refer to as the 5% asset test.

Third, of the Company investments not included in the 75% asset class, it may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the 10% vote or value test.

Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of the Company’s total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of the Company’s total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, which we refer to as the 25% securities test.

Sixth, no more than 25% of the value of the Company’s total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include stock in another REIT, debt of a “publicly offered REIT,” equity or debt securities of a QRS or, in the case of the 5% asset test and 10% vote or value test, TRS debt or equity, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except, for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if: (i) the debt is not convertible, directly or indirectly, into equity; and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which the Company or any TRS in which the Company owns more than 50% of the voting power or value of the shares hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either: (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by the Company exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner to the extent of its proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in the section entitled “—Gross Income Tests.”

For purposes of the 10% value test, the Company’s proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

The Company expects that its holdings of securities and other assets will comply with the foregoing asset tests, and it intends to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support the Company’s conclusions as to the value of its assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in collateralized debt obligation transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. Accordingly, there can be no assurance that the IRS will not contend that the Company’s interests in its subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.

As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). Refer to the section entitled “—Gross Income Tests.” The Company expects that some of its mezzanine loans may not qualify for that safe harbor. To the extent that the Company determines that a mezzanine loan likely would not qualify for the safe harbor and also would not be excluded from the definition of securities for purposes of the 10% vote or value test or could cause the Company not to satisfy the 75% or 5% assets tests, it would hold that mezzanine loan through a taxable REIT subsidiary.

The Company expects to invest in the stock of other entities that intend to qualify as REITs. The Company believes that any stock that it will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which the Company owns stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Company would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to its investment in such a disqualified REIT. Consequently, if a REIT in which the Company owns stock fails to qualify as a REIT, the Company could fail one or more of the asset tests described above. To the extent the Company invests in other REITs, it intends to do so in a manner that will enable it to continue to satisfy the REIT asset tests.

As discussed above in the section entitled “—Gross Income Tests,” the Company and its subsidiaries may invest in distressed mortgage loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date the Company agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date the Company modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the loan on the relevant quarterly REIT asset testing date; or (ii) the greater of (A) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (B) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and the personal property securing the loan. There can be no assurance that later interpretations of or any clarifications to this Revenue Procedure will be consistent with how the Company currently is applying it to its REIT compliance analysis. The Company intends to invest in distressed mortgage loans in a manner consistent with qualifying as a REIT.

Also as discussed above, the Company intends to invest in agency securities that are pass-through certificates. The Company expects that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, the Company would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. The Company expects that substantially all of its agency securities treated as interests in a grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests generally will qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the Company’s interest in the REMIC will qualify as a real estate asset. To the extent that the Company holds mortgage participations or mortgage-backed securities that do not represent interests in a grantor trust or REMIC interests, such assets may not qualify as real estate assets depending upon the circumstances and the specific structure of the investment.

The Company intends to monitor the status of its assets for purposes of the various asset tests. If the Company fails to satisfy the asset tests at the end of a calendar quarter, it will not lose its REIT qualification if:

•	the Company satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of the Company’s assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If the Company did not satisfy the condition described in the second item, above, it still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If at the end of any calendar quarter the Company violates the 5% asset test or the 10% vote or value test described above, it will not lose its REIT qualification if: (i) the failure is de minimis (up to the lesser of 1% of its assets or $10 million); and (ii) it disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Company will not lose its REIT status if it: (i) disposes of assets or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies the failure; (ii) it files a description of each asset causing the failure with the IRS; and (iii) pays a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which the Company failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, the Company must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of its “REIT taxable income,” computed without regard to the dividends paid deduction and its net capital gain or loss; and

•	90% of its after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

Generally, the Company must pay such distributions in the taxable year to which they relate, or in the following taxable year if: (i) the Company declares the distribution before it timely files its U.S. federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration; or (ii) the Company declares the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and it actually pays the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to the Company’s prior taxable year for purposes of the 90% distribution requirement.

Unless the Company qualifies as a “publicly offered REIT,” in order for its distributions to be counted as satisfying the annual distribution requirement for REITs and to provide it with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is: (i) pro rata among all outstanding shares within a particular class; and (ii) in accordance with the preferences among different classes of stock as set forth in the Company’s organizational documents. The Company expects to qualify as “publicly offered REIT,” and so long as it qualifies as a “publicly offered REIT,” the preferential dividend rule will not apply to it.

The Company will pay U.S. federal income tax on taxable income, including net capital gain, that it does not distribute to stockholders. Furthermore, if the Company fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of its REIT ordinary income for such year;

•	95% of its REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

The Company will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts it actually distributes.

The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. If the Company so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, the Company may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Refer to, for example, the discussion of excess inclusion income above in the section entitled “—Requirements for Qualification—Taxable Mortgage Pools.” Other potential sources of non-cash taxable income include gain recognized on the deemed exchange of distressed debt that has been modified, real estate and securities that have been financed through securitization structures, such as the collateralized debt obligation structure, which require some or all of available cash flow to be used to service borrowings, loans or mortgage-backed securities that the Company holds that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which the Company may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange borrowings or other means of raising capital to meet the distribution requirements. Additionally, the Company may, if possible, pay taxable dividends of our stock or debt to meet the distribution requirements.

Pursuant to Revenue Procedure 2010-12, the IRS created a temporary safe harbor authorizing publicly traded REITs to make elective cash/stock dividends. That safe harbor has expired. However, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends. Those rulings may only be relied upon by the taxpayers to whom they were issued, but the Company could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent the Company will be able to pay taxable dividends payable in cash and stock in later years.

Under certain circumstances, the Company may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. The Company may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the IRS based upon the amount of any deduction it takes for deficiency dividends.

In addition, a REIT is required to distribute all accumulated earnings and profits attributable to non-REIT years by the close of its first taxable year in which it has non-REIT earnings and profits to distribute.

Following the closing of the Mergers, the Company and its subsidiaries will engage in certain transactions to integrate the businesses and assets of Colony, NRF and NSAM and such transactions are expected to generate significant amounts of taxable income or earnings and profits that the Company will be required to distribute in order to satisfy the REIT distribution requirements. In addition to the NSAM special dividend, the Company could pay any additional required distribution in a combination of cash and our stock. The portion that is paid in cash would be determined at the time the dividend is declared, but would be at least 20% of the total amount distributed to all stockholders. A holder of our stock would be required to report income as a result of this distribution even if such stockholder received no cash or only nominal amounts of cash in the distribution. Refer to “—Taxation of Taxable U.S. Stockholders of Colony NorthStar—Taxation of U.S. Stockholders on Distributions on Our Stock.”

Recordkeeping Requirements

The Company is required to maintain certain records under the REIT rules. In addition, to avoid a monetary penalty, the Company must request on an annual basis information from our stockholders designed to disclose the actual ownership of its outstanding shares of beneficial interest. The Company intends to continue to comply with these requirements.

Foreign Investments

The Company and its subsidiaries expect to acquire investments in foreign countries that will require it to pay taxes to foreign countries. Taxes that the Company pays in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. The Company could be subject to U.S. federal income tax rules intended to prevent or minimize the value of the deferral of the recognition by it of passive-type income of foreign entities in which it owns a direct or indirect interest. As a result, the Company could be required to recognize taxable income for U.S. federal income tax purposes prior to receiving cash distributions with respect to that income or, in certain circumstances, pay an interest charge on U.S. federal income tax that it is deemed to have deferred. The Company’s foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. Refer above to the section entitled “—Requirements for Qualification—Gross Income Tests.”

Failure to Qualify

If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, it could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and the Company pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in the sections entitled “—Gross Income Tests” and “—Asset Tests.”

If the Company fails to qualify as a REIT in any taxable year, and no relief provision applies, it would be subject to U.S. federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating its taxable income in a year in which it fails to qualify as a REIT, the Company would not be able to deduct amounts paid out to stockholders. In fact, the Company would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of the Company’s current and accumulated earnings and profits, distributions to most stockholders taxed at individual rates would generally be taxable at capital gains tax rates. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless the Company qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. The Company cannot predict whether in all circumstances it would qualify for such statutory relief. In addition, the rule against re-electing REIT status following a loss of such status could also apply to the Company if it were determined that Colony or NRF failed to qualify as REITs and the Company were treated as a successor to Colony or NRF, as applicable.

Taxation of Taxable U.S. Stockholders of Colony NorthStar

The term “U.S. stockholder” means a beneficial owner of our stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our stock by the partnership.

Taxation of U.S. Stockholders on Distributions of Our Stock

As long as the Company qualifies as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of the Company’s current or accumulated earnings and profits that the Company does not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of its current or accumulated earnings and profits, the Company’s earnings and profits will be allocated first to its preferred stock dividends and then to its common stock dividends.

Dividends paid to U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for qualified dividend income. The maximum tax rate for qualified dividend income is 20%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because the Company will not generally be subject to U.S. federal income tax on the portion of its REIT taxable income distributed to our stockholders (refer above to the section entitled “—Taxation of Colony NorthStar”), its dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, the Company’s ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, which is currently a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to the Company’s ordinary REIT dividends to the extent attributable: (i) to income retained by it in a prior non-REIT taxable year in which it or a predecessor was subject to corporate income tax (less the amount of tax); (ii) to dividends received by it from non-REIT corporations, such as domestic TRSs; and (iii) to the extent attributable to income upon which it has paid corporate income tax (e.g., to the extent that the Company distributes less than 100% of its net taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, dividends paid to certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax.

Depending on events during 2017, the Company may need to pay a special dividend for the year, in addition to its regular quarterly dividends for the year. If it is determined that the Company needs to pay a special dividend, it might decide to pay that special dividend in the form of a combination of cash and our stock. If so, one of our stockholders would be required to report income on the entire distribution received, even if such stockholder receives no cash or only nominal amounts of cash in the distribution.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that the Company designates as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. The Company generally will designate its capital gain dividends as either 20% or 25% rate distributions. Refer below to the section entitled “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

The Company may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, to the extent that the Company designates such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax the Company paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of the Company’s undistributed long-term capital gain, minus its share of the tax the Company paid.

To the extent that the Company makes a distribution in excess of its current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that the Company makes a distribution in excess of both its current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its stock, such stockholder will recognize long-term capital gain or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if the Company declares a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by the Company and received by the U.S. stockholder on December 31 of such year, provided that the Company actually pays the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of the Company’s net operating losses or capital losses. Instead, the Company would carry over such losses for potential offset against the Company’s future income. Taxable distributions from the Company and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from the Company and gain from the disposition of our stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). The Company will notify stockholders after the close of the Company’s taxable year as to the portions of its distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. Refer to the section entitled “—Requirements for Qualification—Taxable Mortgage Pools.” As required by IRS guidance, the Company intends to notify its U.S. stockholders if a portion of a dividend paid by it is attributable to excess inclusion income.

Distributions to Holders of Depositary Shares. Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of the underlying preferred shares. In addition, (1) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (2) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (3) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Taxation of U.S. Stockholders on the Disposition of Our Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from the Company that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the stock may be disallowed if the U.S. stockholder purchases other substantially identical 264 shares of our stock within 30 days before or after the disposition (in which case, the basis of the shares acquired would be adjusted to reflect the disallowed loss).

Taxation of U.S. Stockholders on a Redemption of Preferred Stock and Depositary Shares

A redemption of the Company’s preferred stock and depositary shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of its current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock or depositary shares (in which case the redemption will be treated in the same manner as a sale described above in the section entitled “—Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (ii) results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock or depositary shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of the Company’s preferred stock or depositary shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above in the section entitled “—Taxation of

U.S. Stockholders on Distributions on Our Stock.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock or depositary shares will be transferred to such U.S. stockholder’s remaining stock holdings in the Company. If the U.S. stockholder does not retain any of the Company’s shares, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of the Company’s preferred stock or depositary shares is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury Regulations permit the transfer of basis in the redeemed preferred or depositary shares to the redeemed U.S. stockholder’s remaining, unredeemed preferred or depositary shares of the same class, if any, but not to any other class of shares held, directly or indirectly, by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” which we refer to as depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. In addition, capital gains recognized by certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax. With respect to distributions that the Company designates as capital gain dividends and any retained capital gain that it is deemed to distribute, the Company generally may designate whether such a distribution is taxable to its U.S. stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts and annuities, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that the Company distributes to tax-exempt stockholders generally should not constitute

UBTI. However, if a tax-exempt stockholder were to finance its investment in our stock with debt, a portion of the income that it receives from the Company would constitute UBTI pursuant to the “debt-financed property” rules. In addition, the Company’s dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. Refer to the section entitled “—Requirements for Qualification—Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Company as UBTI. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from the Company as UBTI. Such percentage is equal to the gross income that the Company derives from an unrelated trade or business, determined as if the Company were a pension trust, divided by the Company’s total gross income for the year in which the Company pays the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the Company’s dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•	the Company qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to its actuarial interests in the pension trust (refer to the section entitled “—Requirements for Qualification”); and

•	either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for U.S. federal income tax purposes. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from the Company’s sale or exchange of a “United States real property interest,” which we refer to as USRPI, and that the Company does not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that the Company pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. The Company’s dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. Refer to the section entitled “—Requirements for Qualification—Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. The Company plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides an IRS Form W-8BEN or W-8BEN-E to the Company evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the stockholder’s adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both the Company’s current and accumulated earnings and profits and the stockholder’s adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because the Company generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, the Company normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that the Company withholds if the Company later determines that a distribution in fact exceeded the Company’s current and accumulated earnings and profits.

If the Company is treated as a “United States real property holding corporation,” as described below, it will be required to withhold 15% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, the Company may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which the Company qualifies as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from the Company’s sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations,” which are corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. The Company must withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount the Company withholds.

Capital gain distributions to a non-U.S. stockholder that are attributable to the Company’s sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as: (i)(A) such class of our stock is “regularly traded” on an established securities market in the United States; and (B) the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period prior to the distribution; or (ii) the non-U.S. stockholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. As a result, non-U.S. stockholders owning 10% or less of the applicable class of our stock that is “regularly traded” generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a class of our stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to the Company’s sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts the Company designates as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by the Company of capital gain dividends.

Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability its proportionate share of the tax paid by the Company on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by the Company exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis, which may require the filing of a tax return with the IRS.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as the Company: (i) is not a “United States real property holding corporation” during a specified testing period; or (ii) is a domestically controlled qualified investment entity. A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by foreign persons at all times during a specified testing period. The Company believes that it will be a domestically controlled qualified investment entity, but because our stock will be publicly traded, it cannot assure you that it in fact will be a domestically controlled qualified investment entity. However, even if the Company were a “United States real property holding corporation” and it were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the applicable class of our stock at all times during a specified testing period would not incur tax under FIRPTA if that class of our stock is “regularly traded” on an established securities market. Because the Company expects that its common and preferred stock will be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 10% of the applicable class of our stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Qualified Shareholders

Subject to the exception discussed below, any distribution to a “qualified shareholder,” as defined below, who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that: (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that are regularly traded on the NYSE or NASDAQ markets; (ii) is a qualified collective investment vehicle, as defined below; and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units, as applicable, described in (i), above.

A qualified collective investment vehicle is a foreign person that: (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT; (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation; or (iii) is designated as such by the Secretary of the Treasury and is either (A) fiscally transparent within the meaning of section 894 or (B) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement: (i) which is created or organized under the law of a country other than the United States; (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered; (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income; (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding

Under the Foreign Account Tax Compliance Act, which we refer to as FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. The Company will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding; Shares Held Offshore

The Company will report to its stockholders and to the IRS the amount of distributions it pays during each calendar year, and the amount of tax it withholds, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide the Company with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company.

Backup withholding will generally not apply to payments of dividends made by the Company or its paying agents, in their capacities as such, to a non-U.S. stockholder, provided that the non-U.S. stockholder furnishes to the Company or its paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either the Company or its paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. The Company will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

Tax Aspects of Colony NorthStar’s Investments in the Colony NorthStar Operating Partnership and the Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to the Company’s direct or indirect investments in the Company’s operating partnership and any subsidiary partnerships or limited liability companies that the Company forms or acquires and that it intends to treat as partnerships for U.S. federal income tax purposes, which we refer to, individually, as a Partnership and, collectively, as the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. The Company is entitled to include in its income its distributive share of each Partnership’s income and to deduct its distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification or the check-the-box regulations, as described below; and

•	is not a “publicly traded” partnership, as defined below.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership for U.S. federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. Treasury regulations, or the PTP regulations, provide additional limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if: (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act; and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if: (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership; and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for treatment as a partnership for U.S. federal income tax purposes pursuant to the 90% passive income exception or the private placement exclusion. The Company has not requested, and does not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for U.S. federal income tax purposes.

If, for any reason, a Partnership in which the Company owned more that 10% of the equity were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, the Company likely would not be able to qualify as a REIT unless it qualified for certain relief provisions. Refer to the sections entitled “—Requirements for Qualification—Gross Income Tests” and “—Requirements for Qualification—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case the Company might incur tax liability without any related cash distribution. Refer to the section entitled “—Requirements for Qualification—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership generally is not a taxable entity for U.S. federal income tax purposes. Rather, the Company is required to take into account its allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with the Company’s taxable year, without regard to whether the Company has received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in a tax-deferred transaction or contributed property in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Basis in Partnership Interest. The Company’s adjusted tax basis in any Partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by the Company to the Partnership;

•	increased by the Company’s allocable share of the Partnership’s income and its allocable share of indebtedness of the Partnership; and

•	reduced, but not below zero, by the Company’s allocable share of the Partnership’s loss and the amount of cash distributed to the Company and by constructive distributions resulting from a reduction in the Company’s share of indebtedness of the Partnership.

If the allocation of the Company’s distributive share of the Partnership’s loss would reduce the adjusted tax basis of the Company’s partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company’s adjusted tax basis below zero. To the extent that the Partnership’s distributions or any decrease in the Company’s share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce the Company’s adjusted tax basis below zero, such distributions will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships. The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. The Partnership’s initial basis in contributed properties acquired in exchange for units of the Partnership should be the same as the transferor’s basis in such properties on the date of acquisition. Although the law is not entirely clear, the Partnership generally will depreciate such property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in the Company receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

The Company’s share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company’s ability to satisfy the income tests for REIT status. Refer to the section entitled “—Requirements for Qualification—Gross Income Tests.” The Company, however, does not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company’s or such Partnership’s trade or business.

Treatment of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our stock.

Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015, which we refer to as the PATH Act, which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

State, Local and Foreign Taxes

The Company and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which the Company or a stockholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our stock.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we or any of the selling stockholders may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we or the selling stockholders may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We or the selling stockholders may sell securities directly to investors on our or their own behalf in those jurisdictions where we or they are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We or the selling stockholders also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates, or the selling stockholders, in the ordinary course of business.

If indicated in the prospectus supplement, we or the selling stockholders may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or the selling stockholders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us or the selling stockholders. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We or the selling stockholders may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We or the selling stockholders may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of Class A common stock are listed under the symbol “CLNS,” our Series A preferred stock is listed under the symbol “CLNSPrA,” our Series B preferred stock is listed under the symbol “CLNSPrB,” our Series C preferred stock is listed under the symbol “CLNSPrC,” our Series D preferred stock is listed under the symbol “CLNSPrD,” our Series E preferred stock is listed under the symbol “CLNSPrE,” our Series F preferred stock is listed under the symbol “CLNSPrF,” our Series G preferred stock is listed under the symbol “CLNSPrG,” and our Series H preferred stock is listed under the symbol “CLNSPrH,” in each case on the NYSE. Any securities that we issue, other than our Class A common stock and our preferred stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or the selling stockholders may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of NorthStar Asset Management Group Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Townsend Holdings LLC and Subsidiaries at December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, as set forth in their report, which is included in the Colony NorthStar, Inc.’s Current Report (Form 8-K12B) dated January 10, 2017, and incorporated by reference in this prospectus and registration statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements and schedules of NorthStar Realty Finance Corp. incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Colony Capital, Inc. at December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included as Exhibit 99.9 to the Company’s Current Report on Form 8-K12B filed with the SEC on January 10, 2017. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

             Shares

    % Series J Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $25.00 Per Share)

Preliminary Prospectus Supplement

September     , 2017

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Co-Managers

Barclays

Citigroup